                                                                     EXHIBIT 4.5

================================================================================

                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF JANUARY 29, 2003

                                      AMONG

                            THE MEN'S WEARHOUSE, INC.

                             THE BANKS PARTY HERETO

                                       AND

                               JPMORGAN CHASE BANK
                             AS ADMINISTRATIVE AGENT

                    -----------------------------------------

                          J. P MORGAN SECURITIES INC.,
                                 SOLE BOOKRUNNER

                    -----------------------------------------

                          J. P. MORGAN SECURITIES INC.,
                                 SOLE BOOKRUNNER

                                       AND

                          J. P. MORGAN SECURITIES INC.,
                             FLEET SECURITIES, INC.
                                CO-LEAD ARRANGERS

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               FLEET NATIONAL BANK
                              CO-SYNDICATION AGENTS

================================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
1.    CERTAIN DEFINITIONS......................................................................................    1
      1.1.     Accounting Principles...........................................................................    1
      1.2.     Certain Defined Terms...........................................................................    1

2.    THE CREDITS..............................................................................................   22
      2.1.     Revolving Loans.................................................................................   22
      2.2.     Borrowing Procedure for Revolving Loans.........................................................   23
      2.3.     Swingline Loans.................................................................................   24
      2.4.     Letters of Credit...............................................................................   25
      2.5.     Conflict between Applications and Agreement.....................................................   31

3.    INTEREST RATE PROVISIONS.................................................................................   31
      3.1.     Interest Rate Determination.....................................................................   31
      3.2.     Increased Cost and Reduced Return...............................................................   33
      3.3.     Limitation on Types of Loans....................................................................   35
      3.4.     Illegality......................................................................................   36
      3.5.     Compensation....................................................................................   37
      3.6.     Replacement of Banks............................................................................   37
      3.7.     Survival........................................................................................   38

4.    PREPAYMENTS AND OTHER PAYMENTS; REDUCTION AND EXTENSION OF COMMITMENTS; EXTENSION OF MATURITY DATE.......   38
      4.1.     Repayment of Loans; Evidence of Debt............................................................   38
      4.2.     Required Prepayments............................................................................   39
      4.3.     Optional Prepayments............................................................................   39
      4.4.     Notice of Payments..............................................................................   39
      4.5.     Place of Payment or Prepayment..................................................................   39
      4.6.     No Prepayment Premium or Penalty................................................................   40
      4.7.     Taxes...........................................................................................   40
      4.8.     Reduction or Termination of the Commitments.....................................................   42
      4.9.     Increase of the Commitments.....................................................................   42
      4.10.    Extension of Maturity Date......................................................................   43
      4.11.    Payments on Business Day........................................................................   44
      4.12.    Payment of Adjustment Amounts...................................................................   45

5.    COMMITMENT FEE AND OTHER FEES............................................................................   45
      5.1.     Commitment Fee..................................................................................   45
      5.2.     Arrangement Fee.................................................................................   45
      5.3.     Intentionally Left Blank........................................................................   45
      5.4.     Administrative Agency Fee.......................................................................   45
      5.5.     Letter of Credit Fees...........................................................................   45

      5.6.     Fees Not Interest; Nonpayment...................................................................   46

6.    APPLICATION OF PROCEEDS..................................................................................   46

7.    REPRESENTATIONS AND WARRANTIES...........................................................................   46
      7.1.     Organization and Qualification..................................................................   46
      7.2.     Financial Statements............................................................................   46
      7.3.     Litigation......................................................................................   47
      7.4.     Default.........................................................................................   47
      7.5.     Title to Properties.............................................................................   47
      7.6.     Payment of Taxes................................................................................   47
      7.7.     Conflicting or Adverse Agreements or Restrictions...............................................   47
      7.8.     Authorization, Validity, Etc....................................................................   48
      7.9.     Investment Company Act Not Applicable...........................................................   48
      7.10.    Public Utility Holding Company Act Not Applicable...............................................   48
      7.11.    Margin Stock....................................................................................   48
      7.12.    ERISA...........................................................................................   48
      7.13.    Full Disclosure.................................................................................   49
      7.14.    Environmental Matters...........................................................................   49
      7.15.    Permits and Licenses............................................................................   50
      7.16.    Solvency........................................................................................   50
      7.17.    Capital Structure...............................................................................   50
      7.18.    Insurance.......................................................................................   50
      7.19.    Compliance with Laws............................................................................   51
      7.20.    No Consent......................................................................................   51

8.    CONDITIONS...............................................................................................   51
      8.1.     Closing Date....................................................................................   51
      8.2.     Conditions to each Loan and Letter of Credit....................................................   53

9.    AFFIRMATIVE COVENANTS....................................................................................   54
      9.1.     Reporting and Notice Requirements...............................................................   54
      9.2.     Corporate Existence.............................................................................   57
      9.3.     Books and Records...............................................................................   57
      9.4.     Insurance.......................................................................................   57
      9.5.     Right of Inspection.............................................................................   57
      9.6.     Maintenance of Property.........................................................................   58
      9.7.     Guarantees of Certain Restricted Subsidiaries; Pledge Agreements................................   58
      9.8.     Accounting Principles...........................................................................   59
      9.9.     Patents, Trademarks and Licenses................................................................   60
      9.10.    Taxes; Obligations..............................................................................   60

10.   NEGATIVE COVENANTS.......................................................................................   60
      10.1.    Liens...........................................................................................   60
      10.2.    Debt............................................................................................   61
      10.3.    Restricted Payments.............................................................................   64

      10.4.    Mergers; Consolidations; Sale or Other Dispositions of All or Substantially All Assets..........   65
      10.5.    Investments, Loans and Advances.................................................................   66
      10.6.    Sale or Other Disposition of Less than Substantially All Assets; Sale and Leasebacks............   67
      10.7.    Use of Proceeds.................................................................................   68
      10.8.    Transactions with Affiliates....................................................................   68
      10.9.    Nature of Business..............................................................................   68
      10.10.   Issuance and Disposition of Shares..............................................................   68
      10.11.   ERISA...........................................................................................   69
      10.12.   Discount or Sale of Receivables.................................................................   70
      10.13.   Acquisitions....................................................................................   70
      10.14.   Certain Financial Tests.........................................................................   71
      10.15.   Regulations U and X.............................................................................   72
      10.16.   Status..........................................................................................   72
      10.17.   Compliance with Laws............................................................................   72
      10.18.   Unrestricted Subsidiaries.......................................................................   72
      10.19.   No Commingling of Assets, Etc...................................................................   72
      10.20.   Restrictive Agreements..........................................................................   73
      10.21.   Prepayments, Etc., of Certain Debt..............................................................   73
      10.22.   Amendment of Intercompany Credit Agreements.....................................................   74

11.   EVENTS OF DEFAULT; REMEDIES..............................................................................   74
      11.1.    Failure to Pay Principal or Reimbursement Obligations...........................................   74
      11.2.    Failure to Pay Other Amounts....................................................................   75
      11.3.    Default under Other Debt........................................................................   75
      11.4.    Misrepresentation or Breach of Warranty.........................................................   75
      11.5.    Violation of Covenants..........................................................................   75
      11.6.    Bankruptcy and Other Matters....................................................................   75
      11.7.    Dissolution.....................................................................................   76
      11.8.    Judgment........................................................................................   76
      11.9.    Nullity of Loan Documents.......................................................................   76
      11.10.   Change of Control...............................................................................   76
      11.11.   ERISA...........................................................................................   76
      11.12.   Guarantors; Pledge Agreement....................................................................   77
      11.13.   Canadian Term Credit Facility...................................................................   77
      11.14.   Other Remedies..................................................................................   77
      11.15.   Collateral Account..............................................................................   77
      11.16.   Remedies Cumulative.............................................................................   78

12.   THE AGENT................................................................................................   78

13.   MISCELLANEOUS............................................................................................   80
      13.1.    [Omitted].......................................................................................   80
      13.2.    Waivers, Etc....................................................................................   80
      13.3.    Notices.........................................................................................   80

      13.4.    GOVERNING LAW...................................................................................   81
      13.5.    Survival of Representations, Warranties and Covenants...........................................   81
      13.6.    Counterparts....................................................................................   81
      13.7.    Separability....................................................................................   81
      13.8.    Descriptive Headings............................................................................   81
      13.9.    Right of Set-off, Adjustments...................................................................   81
      13.10.   Assignments and Participations..................................................................   82
      13.11.   Interest........................................................................................   85
      13.12.   Expenses; Indemnification.......................................................................   86
      13.13.   Payments Set Aside..............................................................................   88
      13.14.   Loan Agreement Controls.........................................................................   88
      13.15.   Obligations Several.............................................................................   88
      13.16.   SUBMISSION TO JURISDICTION; WAIVERS.............................................................   88
      13.17.   WAIVER OF JURY TRIAL............................................................................   89
      13.18.   Amendments, Etc.................................................................................   89
      13.19.   Relationship of the Parties.....................................................................   90
      13.20.   Confidentiality.................................................................................   90
      13.21.   FINAL AGREEMENT.................................................................................   91

                                    EXHIBITS

Exhibit A:                 Notice of Borrowing
Exhibit B:                 Letter of Credit Request
Exhibit C:                 Notice of Rate Change/Continuation
Exhibit D:                 Compliance Certificate
Exhibit E:                 Eurodollar Rate Margin Certificate
Exhibit F:                 Guaranty
Exhibit G:                 Pledge and Security Agreement
Exhibit H:                 Assignment and Assumption Agreement

                                    SCHEDULES

Schedule 1:                Applicable Lending Offices
Schedule 2:                Initial Commitments
Schedule 7.17:             Capital Structure
Schedule 7.18:             Insurance
Schedule 10.1:             Liens
Schedule 10.2              Existing Letters of Credit

                                     - V -

                           REVOLVING CREDIT AGREEMENT

                  The Men's Wearhouse, Inc., a corporation organized under the laws of the State of Texas (the "Borrower"), the financial institutions from time to time party hereto (collectively, the "Banks" and individually, a "Bank"), and JPMorgan Chase Bank (together with any successor thereof, "JPMorgan Chase") in its capacity as administrative agent (the "Agent") for the Banks hereunder, hereby agree as follows:

                              PRELIMINARY STATEMENT

                  WHEREAS, the Borrower has received loans and other extensions of credit pursuant to that certain Revolving Credit Agreement dated as of February 5, 1999 (as amended, the "Existing Credit Agreement") by and among the Borrower, NationsBank, N.A. (now known as Bank of America, N.A.) as agent and the other banks and financial institutions signatory thereto;

                  WHEREAS, the Borrower has requested the Agent and the Banks to make revolving loans to the Borrower in an aggregate amount not to exceed $100,000,000 at any time outstanding and, pursuant to a $30,000,000 sub-limit, issue letters of credit for the account of the Borrower in an aggregate amount not to exceed $30,000,000 at any time outstanding;

                  WHEREAS, a portion of such revolving loans shall be used to repay in full the Existing Credit Agreement; and

                  WHEREAS, pursuant to the terms and conditions hereof the Agent and the Banks have agreed to such request upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       CERTAIN DEFINITIONS.

                  1.1. ACCOUNTING PRINCIPLES. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the audited financial statements referred to in Section 9.1 hereof. All financial information delivered to the Agent pursuant to Section 9.1 hereof shall be prepared in accordance with GAAP applied on a basis consistent with those reflected by the initial financial statements delivered to the Agent pursuant to Section 7.2, except (i) where such principles are inconsistent with the requirements of this Agreement and (ii) for those changes made pursuant to Section 9.8 hereof.

                  1.2. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate plus the Applicable Margin.

                  "ABR Loan" shall mean any Loan which bears interest at the Alternate Base Rate plus the Applicable Margin.

                  "Acquisitions" has the meaning specified in Section 10.13 hereof.

                  "Acquisition Target" means any Person acquired pursuant to
Section 10.13 and which is designated a Restricted Subsidiary pursuant to the terms hereof.

                  "Additional Bank" has the meaning assigned to such term in
Section 4.9.

                  "Adjusted Available Amount" means an amount equal to the sum of (I) $25,000,000 plus (II) if positive, the aggregate amount of (i) one-third of Consolidated Net Income of the Borrower and the Restricted Subsidiaries minus
(ii) 100% of consolidated net losses of the Borrower and the Restricted Subsidiaries, in each case commencing with the beginning of the fourth fiscal quarter of 2002, minus (III) Investments made under Section 10.5(h).

                  "Adjusted Debt" means, at any time and without duplication, an amount equal to the sum of (a) Total Funded Debt plus (b) an amount equal to the product of (i) Base Rent Expense for the immediately preceding quarter times
(ii) thirty-two (32).

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Adjustment Amount" means, as to any Adjustment Date, an amount equal to the Dollar Equivalent Value of the excess, if any, of the Positive Adjustment Amount over the Negative Adjustment Amount. For purposes of this Agreement, the Adjustment Amount shall be treated as interest expense.

                  "Adjustment Date" means the "Interest Payment Date" (as such term is defined in the Canadian Term Loan Facility).

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. If any Person shall own, directly or indirectly, beneficially and of record twenty percent (20%) or more of the equity (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

                  "Agent" shall have the meaning set forth in the preamble hereto.

                  "Agreement" shall mean this Revolving Credit Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the

Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Lending Office" shall mean, with respect to each Bank, such Bank's (a) Domestic Lending Office in the case of a ABR Loan and (b) Eurodollar Lending Office in the case of a Eurodollar Loan.

                  "Applicable Margin" means, (a) for the period from the Closing Date until February 1, 2003, (i) as to Eurodollar Loans and Letter of Credit Fees, 1.75% per annum, and (ii) as to Commitment Fees, 0.35% per annum, (b) for the period from February 1, 2003 to the next redetermination thereafter, the Applicable Margin determined by the Agent based upon the certificate then most recently delivered pursuant to Section 9.1(k), and (c) for each period thereafter (each such period commencing 61 days after the end of each fiscal quarter of the Borrower and ending 60 days after the end of the next fiscal quarter of the Borrower), the applicable rate per annum set forth in the table below opposite the ratio of Adjusted Debt to EBITDA plus Base Rent Expense for the four immediately preceding fiscal quarterly periods. Each determination of the Applicable Margin shall be determined by the Agent for each such period after its receipt of the applicable certificate delivered pursuant to Section 9.1(k) and prior to the commencement of such period. Except as set forth above, each change in the Applicable Margin shall be immediately effective commencing on the 61st day after each fiscal quarter end, and remain effective until the next determination.

-------------------------------------------------------------------------------------------------------------------------
                                                   APPLICABLE MARGIN                                   APPLICABLE MARGIN
                                                  FOR EURODOLLAR LOANS                                FOR COMMITMENT FEES
ADJUSTED DEBT TO EBITDA PLUS BASE                 AND LETTER OF CREDIT     APPLICABLE MARGIN             ON THE UNUSED
         RENT EXPENSE                                     FEES               FOR ABR LOANS                 COMMITMENT
=========================================================================================================================
Less than 3.0:1.0                                         1.50%                    0.00%                     0.275%
-------------------------------------------------------------------------------------------------------------------------
Equal to or greater than 3.0:1.0                          1.75%                    0.00%                     0.350%
     but less than 4.0:1.0
-------------------------------------------------------------------------------------------------------------------------
Equal to or greater than 4.0:1.0                          2.00%                    0.25%                     0.425%
     but less than 4.25:1.0
-------------------------------------------------------------------------------------------------------------------------
Equal to or greater than 4.25:1.0                         2.25%                    0.50%                     0.500%
-------------------------------------------------------------------------------------------------------------------------

                  "Application" shall mean an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Agent to be representative of the cost of such insurance to the Banks.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 13.10), and accepted by the Agent, in the form of Exhibit H or any other form approved by the Agent.

                  "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Available Amount" means an amount equal to the sum of (I) $60,000,000 plus (II) if positive, the aggregate amount of (i) one-third of Consolidated Net Income of the Borrower and the Restricted Subsidiaries minus
(ii) 100% of consolidated net losses of the Borrower and the Restricted Subsidiaries, in each case commencing with the beginning of the fourth fiscal quarter of 2002, minus (III) the sum of (x) Restricted Payments made under
Section 10.3(d), (y) Investments made under Section 10.5(h) and (z) Restricted Payments made under Section 10.3(e).

                  "Bank" shall have the meaning specified in the preamble hereto and shall include the Agent, in its individual capacity.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Base Rent Expense" means, for any period, payments (whether computed monthly or annually) due under Leases of real property (including those resulting from sale-leaseback transactions), exclusive of payments for percentage rent, common-area maintenance, insurance, taxes and any other amounts recorded in the Borrower's or the Restricted Subsidiaries' books and records in accordance with their customary practices as rent other than "base rent expense"; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide pro forma financial information pursuant to Article 11 of Regulation S-X (Reg Section 210.11.01, .02 and .03), Base Rent Expense of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that Base Rent Expense of the Acquisition Target shall be adjusted for those applicable items of base rent expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those like adjustments included in the pro forma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to
Article 11 of Regulation S-X.

                  "Borrower" shall have the meaning set forth in the preamble hereto.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Date" shall mean a date upon which the Borrower has requested a Revolving Loan is to be made in a Notice of Borrowing delivered pursuant to Section 2.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Canadian Dollar Equivalent Value" means, with respect to an amount of Dollars, an amount of Canadian dollars into which the Agent determines that it could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars, determined by using its applicable quoted spot rate on the date on which such equivalent is to be determined pursuant to the provisions of this Agreement.

                  "Canadian Term Loan Facility" means that certain Term Credit Agreement of even date herewith among the Borrower, the Term Borrower, JPMorgan Chase Bank, Toronto Branch, as Agent, and the Term Lenders, as amended from time to time.

                  "Capital Lease" as defined in the definition of Capital Lease Obligations.

                  "Capital Lease Obligation" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease (a "Capital Lease") of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or Canada or issued by an agency thereof and backed by the full faith and credit of the United States or Canada, as the case may be, in each case maturing within ninety
(90) days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state, province or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent); (c) commercial paper maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Agent); (d) domestic and eurodollar certificates of deposit or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any Bank or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (e) repurchase agreements of the Agent, any Bank or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (f) overnight investments with the Agent, any Bank or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (g) other readily marketable instruments issued or sold by the Agent, any Bank or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); and (h) funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts, in each case for less than thirty (30) days.

                  "Change/Continuation Date" shall mean a date upon which the Borrower has requested the change or continuation of the interest rate applicable to any Loan pursuant to a Notice of Rate Change/Continuation delivered pursuant to Section 3.

                  "Change of Control" means (i) any transaction (including a merger or consolidation) the result of which is that any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of the Borrower or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis (a "Control Person"), other than any such transaction in which the current executive officers of the Borrower who are also currently directors and their Affiliates or The Zimmer Family Foundation become, individually or collectively, a Control Person or (ii) the sale, lease or transfer of all or substantially all of the Borrower's assets (which includes the assets of its Subsidiaries) to any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), except to the Borrower or one or more of its Subsidiaries.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                  "Closing Date" shall mean the date on which the conditions specified in Section 8.1 are satisfied.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

                  "Commitment" means, with respect to each Bank, the commitment of such Bank to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Bank's

Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 4.8 or increased from time to time pursuant to
Section 4.9 and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 13.10. The initial amount of each Bank's Commitment is set forth on Schedule 2, or in the Assignment and Assumption pursuant to which such Bank shall have assumed its Commitment, as applicable. The initial aggregate amount of the Banks' Commitments is $100,000,000.

                  "Commitment Increase" has the meaning assigned to such term in
Section 4.9.

                  "Consolidated Current Assets" means all items classified as current assets on the consolidated financial statements of the Borrower and the Restricted Subsidiaries delivered to the Banks pursuant to Section 9.1, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Current Liabilities" means all items classified as current liabilities of Borrower and the Restricted Subsidiaries on the consolidated financial statements delivered to the Banks pursuant to Section 9.1 other than any current portion of (i) the outstanding Loans and Letters of Credit and (ii) Debt outstanding under this Agreement and outstanding Debt permitted by Section 10.2(h) and (i), all as determined in accordance with GAAP consistently applied.

                  "Consolidated Net Income" means with respect to any period, net income of the Borrower and the Restricted Subsidiaries on a consolidated basis (after adjustment for income taxes), determined in accordance with GAAP.

                  "Consolidated Net Worth" means, as of any date, the total shareholders' equity of the Borrower and the Restricted Subsidiaries which appears on the consolidated balance sheet of such Person as of such date, determined in accordance with GAAP; excluding, however, (a) from total shareholders' equity, mandatorily redeemable Preferred Stock of the Borrower or a Restricted Subsidiary to the extent included in total shareholders' equity and
(b) Restricted Investments by the Borrower and the Restricted Subsidiaries in any Unrestricted Subsidiaries.

                  "Contingent Liability" means (i) any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or any other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), (ii) obligations under surety, appeal or custom bonds, or (iii) guarantees of the payment of dividends or other distributions upon the shares of or interest in any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitations set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Debt, obligation or other liability guaranteed thereby or, if applicable, such lesser principal amount as is expressly stated to be the maximum principal amount of such Person's obligation thereunder.

                  "Contractual Rent Expense" means, for any period as to the Borrower and the Restricted Subsidiaries, all payments (whether computed monthly or annually) due under Leases of real property (including those resulting from sale-leaseback transactions), including, without limitation, Base Rent Expense and payments for percentage rent, common-area maintenance, insurance, and taxes and any other amounts recorded in such Person's books and records in accordance with their customary practices as rent expense, whether paid or accrued in the applicable period of calculation, but excluding adjustments with respect to such payments required to be made in conformity with GAAP for the purposes of accounting for graduated lease payments, calculated for the four (4) immediately preceding fiscal quarterly periods; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide pro forma financial information pursuant to Article 11 of Regulation S-X (Reg Section 210.11.01, .02 and .03), Contractual Rent Expense of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that Contractual Rent Expense of the Acquisition Target shall be adjusted for those applicable items of contractual expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those like adjustments included in the pro forma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt" means (without duplication), for any Person:

                  (a) obligations of such Person for borrowed money (including obligations, contingent or otherwise, of such Person relative to the face amount of all letters of credit and letters of guaranty, whether drawn or undrawn, and banker's acceptances issued for the account of such Person);

                  (b) obligations of such Person evidenced by bonds, debentures, notes or similar instruments (but excluding sight drafts that evidence current account payables arising in the ordinary course of business which are not more than 90 days past due the original due date);

                  (c) obligations of such Person to pay the deferred purchase price of property or services (but excluding current accounts payable arising in the ordinary course of business which are not more than 90 days past due the original due date);

                  (d) obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on Property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by such Person or is limited in recourse;

                  (e) Capital Lease Obligations;

                  (f) obligations under surety, appeal or custom bonds;

                  (g) Contingent Liabilities of such Person;

                  (h) obligations of such Person under or in connection with a Sale and Lease-Back Transaction or similar arrangements; and

                  (i) net obligations of such Person under Hedge Agreements (the amount of such obligations to be equal at any time to the termination value of such Hedge Agreement giving rise to such obligation that would be payable by such Person at such time).

                  Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

                  "Debtor Laws" shall mean all applicable federal, state, provincial or foreign liquidation, dissolution, winding-up, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally or providing for the relief of debtors.

                  "Default" shall mean (i) any of the events specified in
Section 11, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act or (ii) any "Default" as defined in the Canadian Term Loan Facility.

                  "Disqualified Capital Stock" means, with respect to any Person, that portion of any class or series of Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased (including at the option of the holder), in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption sinking fund or similar payment due, in either case, on or prior to the Maturity Date.

                  "Dollar Equivalent Value" means, with respect to an amount of any Canadian Dollars, an amount of Dollars into which the Agent determines that it could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Canadian Dollars, determined by using its applicable quoted spot rate on the date on which such equivalent is to be determined pursuant to the provisions of this Agreement.

                  "Dollars" and "$" shall mean lawful currency of the United States of America.

                  "Domestic Lending Office" shall mean, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I attached hereto and made a part hereof or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Drawing" shall have the meaning set forth in Section 2.4(d)(ii) hereof.

                  "EBITDA" means, for any period, as to the Borrower and the Restricted Subsidiaries, an amount equal to earnings before income taxes and adjustment for extraordinary items, plus (a) depreciation and amortization, plus
(b) interest expense, plus, to the extent deducted in determining earnings before extraordinary items, (c) other non-cash charges, minus, to the extent added in determining earnings before extraordinary items,
(d) non-cash income, for the four (4) immediately preceding fiscal quarterly periods; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide pro forma financial information pursuant to Article 11 of Regulation S-X (Reg Section 210.11.01, .02 and .03), EBITDA of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that EBITDA of the Acquisition Target shall be adjusted for those items of income and expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those adjustments included in the pro forma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Environmental Lien" means a Lien in favor of a Governmental Authority or other Person (a) for any liability under any Environmental Protection Statute or (b) for damages arising from or costs incurred by such Governmental Authority or other Person in response to a release or threatened release of Hazardous Materials into the environment.

"Environmental Protection Statute" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A.
Section 6901 et seq.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A.
Section 7401 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A.
Section 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; or (f) any other federal or state or provincial law, statute, rule or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any Governmental Authority, and "Environmental Protection Statutes" means, collectively, each of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code and the rules and regulations thereunder.

                  "ERISA Event" means any of the following events: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provisions for the thirty (30)-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Borrower under Section 4064 of ERISA, (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate plus the Applicable Margin.

                  "Eurodollar Lending Office" shall mean, with respect to each Bank, the office specified as such Bank's "Eurodollar Lending Office" opposite its name on Schedule 1 attached hereto and made a part hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted LIBO Rate plus the Applicable Margin.

                  "Event of Default" shall mean any of the events specified in
Section 11, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

                  "Existing Credit Agreement" shall have the meaning set forth in the preamble hereto.

                  "Expiration Date" shall mean the last day of an Interest
Period.

                  "Extension Election Date" means each anniversary date of the date of this Agreement.

                  "Extension Request" has the meaning assigned to such term in
Section 4.10(a).

                  "Fair Market Value" shall mean (i) with respect to any asset (other than cash) the price at which a willing buyer would buy and a willing seller would sell, such asset in an arms' length transaction, and (ii) with respect to cash, the amount of such cash.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published ion the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fiscal Year" means the Borrower's fifty-two (52) or fifty-three (53) week fiscal year, which ends on the Saturday nearest January 31 in each calendar year; by way of example, references to "Fiscal 2002" shall mean the fiscal year ended February 1, 2003.

                  "Fixed Charges" means, for any period as to the Borrower and the Restricted Subsidiaries, and without duplication, an amount equal to the sum of (a) cash interest expense plus (b) Contractual Rent Expense plus (c) scheduled payments on Capital Leases plus (d) scheduled principal payments in respect of any Debt (excluding Lease payments relating to Sale and Lease-Back Transactions covered by clause (b) or (c) of this definition and excluding scheduled principal payments on Debt permitted by Section 10.2(a) and Section 10.2(i) hereof) plus (e) cash dividends by the Borrower; calculated for the four
(4) immediately preceding fiscal quarterly periods.

                  "Foreign Bank" has the meaning assigned to such term in
Section 4.7(d).

                  "Future Plan" has the meaning specified in Section 9.1(h) hereof.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

                  "Governmental Authority" means any national, state, provincial, county, municipal or other government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator.

                  "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, franchise, permit, certificate, license, award, authorization or other direction, guideline, or requirement of any Governmental Authority, including, without limitation, any requirement under common law.

                  "Guaranty" has the meaning set forth in Section 9.7(a).

                  "Guarantor" means each Restricted Subsidiary which shall execute and deliver a Guaranty (or any guaranty supplement) pursuant to Section 9.7.

                  "Hazardous Materials" means (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on any of the Borrower's or any Subsidiary's Properties is prohibited by any Governmental Authority; (f) petroleum, including crude oil and any fraction thereof, natural gas liquids, liquefied natural gas and synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas); (g) drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy; and

(h) any other substance which, pursuant to any Governmental Requirement, requires special handling in its collection, storage, treatment or disposal.

                  "Hedge Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and all commodity price protection agreements and commodity price hedging agreements.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Hedge Agreement.

                  "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Obligations, due to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. To the extent required by applicable law in determining the Highest Lawful Rate with respect to any Bank as of any date, there shall be taken into account the aggregate amount of all payments and charges theretofore charged, reserved or received by such Bank hereunder or under the other Loan Documents which constitute or are deemed to constitute interest under applicable law.

                  "Houston Distribution Center" means the real property of the Borrower located in Harris County, Texas and commonly referred to by it as the "Bellfort Distribution Facility Center", including additional real property from time to time acquired in connection therewith, and the improvements, fixtures and similar property from time to time located thereon or used in connection therewith, which improved real property is used or intended for use in connection with the business activities of the Borrower and its Subsidiaries which are permitted by Section 10.9.

                  "Increasing Bank" has the meaning assigned to such term in
Section 4.9.

                  "Information Memorandum" means the Confidential Information Memorandum dated November, 2002 relating to the Borrower and the Transactions as amended.

                  "Intercreditor Agreement" means the Intercreditor Agreement of even date herewith among the Collateral Agent (as defined therein), the Agent, the Borrower, the agent under the Canadian Term Loan Facility, and the other parties thereto, as amended from time to time.

                  "Intercompany Credit Agreements" shall mean, collectively, (i) that certain Credit Agreement dated as of February 10, 1999, between the Term Borrower and Moores Retail Group Inc. and the term note in the amount of C$75,000,000 issued thereunder, and (ii) the term notes dated as of February 10, 1999 issued by Golden Brand Clothing (Canada) Ltd. and Moores The Suit People Inc. to Moores Retail Group Inc. in the respective amounts of C$50,000,000 and C$25,000,000; as each may be amended, modified or supplemented from time to time in relation to the terms of the Canadian Term Loan Facility.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Inventory" means the "inventory" (as that term is defined by and within the meaning of GAAP) of the Borrower and any Restricted Subsidiary including, without limitation, merchandise in transit and piece goods in the possession of manufacturers.

                  "Investment" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan or advance made by it to any other Person, whether by means of stock purchase, loan, advance or otherwise, (b) any capital contribution to any other Person, and (c) any ownership or similar interest in any other Person.

                  "Issuing Bank" shall mean (i) JPMorgan Chase or any Affiliate thereof, and (ii) any other Bank or any Affiliate thereof agreed to by the Borrower, the Agent, the Issuing Bank and such other Bank, in each case, in its capacity as an issuer of Letters of Credit hereunder.

                  "Law" means any federal, state, provincial or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed (including, without limitation, reimbursed pursuant to Loans made pursuant to the terms hereof) by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time shall be its Pro Rata Percentage of the total LC Exposure at such time.

                  "Lease" means, as to any Person, any operating lease other than a Capital Lease of any Property (whether real, personal or mixed) by that Person as a lessee, together with all renewals, extensions and options thereon.

                  "Letter of Credit" shall have the meaning specified in Section 2.4(a).

                  "Letter of Credit Request" shall have the meaning specified in
Section 2.4(b).

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" or "Loans" shall mean a Loan or Loans, respectively, as the case may be, from the Banks to the Borrower made under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Applications, the Guarantees, the Pledge Agreement, the Specified Hedge Agreements and all instruments, certificates and agreements now or hereafter executed or delivered to the Agent, the Issuing Bank, or any Bank (or, in the case of any Specified Hedge Agreement, any Affiliate of any Bank) pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

                  "Majority Banks" means, at any time, Banks having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means any material adverse effect on
(a) the business, properties, operations or condition (financial or otherwise) of the Borrower and its Restricted

Subsidiaries, taken as a whole or (b) the ability of the Borrower or any Restricted Subsidiary to perform its respective obligations under this Agreement, or any other Loan Document to which it is a party on a timely basis or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent and the Banks.

                  "Maturity Date" shall mean (i) initially, February 4, 2006, and (ii) thereafter, any later date established pursuant to Section 4.10, if any.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one entity other than the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Negative Adjustment Amount" means, as of each Adjustment Date, the amount of interest due and payable under the Canadian Term Loan Facility.

                  "Non-Extending Bank" has the meaning assigned to such term in
Section 4.10(c).

                  "Non-Guaranteeing Restricted Subsidiary" shall have the meaning set forth in Section 9.7.

                  "Notice of Borrowing" shall have the meaning set forth in
Section 2.2(a) hereof.

                  "Notice of Rate Change/Continuation" shall have the meaning set forth in Section 3.1(a)(ii).

                  "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and Letter of Credit reimbursement obligations and all other obligations and liabilities of the Borrower or any Subsidiary (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and Letter of Credit reimbursement obligations and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Bank (or, in the case of any Specified Hedge Agreement, any Affiliate of any Bank), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Documents, in each case whether on account of principal, interest, guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or any Bank that are required to be paid by the Borrower or any Subsidiary pursuant to the terms of any of the foregoing agreements).

                  "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by a Responsible Officer.

                  "Other Taxes" shall have the meaning set forth in Section 4.7(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PBGC Plan" means any Plan subject to Title IV of ERISA or
Section 412 of the Code.

                  "Percentage Usage" shall mean, as of any date, the quotient (expressed as a percentage) obtained by dividing the total Revolving Credit Exposure at the close of business on such date by the Commitments at the close of business on such date.

                  "Permitted Business" shall have the meaning set forth in
Section 10.13.

                  "Permitted Debt" shall have the meaning set forth in Section
10.2 hereof.

                  "Permitted Liens" means:

                  (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings; provided however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

                  (b) nonconsensual Liens imposed by operation of law, including, without limitation, landlord Liens (including consensual landlord Liens) for rent not yet due and payable, and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages or accounts payable not yet delinquent and arising in the ordinary course of business; provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                  (c) easements, rights-of-way, restrictions and other similar Liens or imperfections to title arising in the ordinary course of business that do not secure any Debt and which do not materially interfere with the occupation, use and enjoyment by the Borrower or any Subsidiary of the Property encumbered thereby or materially impair the value of such Property subject thereto;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (e) Liens arising out of or in connection with any litigation or other legal proceeding which are being contested in good faith by appropriate proceedings; provided however, (i) any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured or has been, and continues to be, effectively enjoined or stayed, and (ii) no Event of Default exists under Section
         11.8 relating thereto; and

                  (f) UCC protective filings (or similar personal property security filings in any province of Canada) with respect to personal property leased to the Borrower or any Subsidiary under operating leases.

                  "Person" shall mean an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

                  "Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any ERISA Affiliate.

                  "Pledge Agreement" has the meaning set forth in Section 9.7(b) hereof.

                  "Pledgors" means the pledgors party to the Pledge Agreement.

                  "Positive Adjustment Amount" means, as of each Adjustment Date, the amount of interest which would have been due as of such date under the Canadian Term Loan Facility if the Applicable Margin thereunder were calculated on the same basis as the Applicable Margin for Eurodollar Loans set forth herein.

                  "Preferred Stock" means any class or series of Capital Stock of a Person which is entitled to a preference or priority over any other class or series of Capital Stock of such Person with respect to any distribution of such Person's assets, whether with respect to dividends, or upon liquidation or dissolution, or both.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Property" or "Properties" shall mean any interest or right in any kind of property or assets, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

                  "Pro Rata Percentage" shall mean with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all the Commitments of the Banks, as adjusted from time to time in accordance with Section 4.8 and Section 4.9.

                  "Register" shall have the meaning set forth in Section
13.10(b).

                  "Related Facilities" means, collectively, (i) the Canadian Term Loan Facility and (ii) the facility or facilities, as applicable, evidencing the Debt permitted by Section 10.2(i).

                  "Replacement Bank" has the meaning assigned to such term in
Section 4.10(c).

                  "Responsible Officer" means the Chairman of the Board, President, any Vice President, the Treasurer, Assistant Treasurer of the Borrower.

                  "Restricted Investments" shall have the meaning set forth in
Section 10.5.

                  "Restricted Payments" shall have the meaning set forth in
Section 10.3.

                  "Restricted Subsidiary" shall mean the Subsidiaries designated as Restricted Subsidiaries on Schedule 7.17 attached hereto, together with any Subsidiary hereafter created or acquired and, at the time of creation or acquisition, not designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary. Any Subsidiary designated as an Unrestricted Subsidiary for purposes of this Agreement may thereafter be designated as a Restricted Subsidiary (upon approval by the Board of Directors of the Borrower) upon 30 days' prior written notice to the Agent if, at the time of such designation and after giving effect thereto and after giving effect to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing, (ii) such Subsidiary is organized under the laws of Canada, the United Kingdom or the United States or any state or province thereof, (iii) (except for directors' qualifying shares, and as otherwise provided in Section 10.10) 100% of each class of voting stock or other equity interests outstanding of such Subsidiary is owned by the Borrower or a wholly-owned Restricted Subsidiary, and (iv) the Borrower and such Subsidiary shall have complied with
Section 9.7. Except for director's qualifying shares and except as otherwise provided in Section 10.10, each Restricted Subsidiary shall be directly or indirectly wholly-owned by the Borrower. Any designation that fails to comply with the terms of this definition shall be null and void and of no effect whatsoever. Upon such designation, the Borrower shall deliver to the Agent of a certified copy of the resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

                  "Revolving Credit Exposure" means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.1.

                  "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Securities Act" shall have the meaning set forth in Section 13.1.

                  "Specified Hedge Agreement" means any Hedge Agreement entered into by the Borrower and any Bank or Bank Affiliate related to interest rates under this Agreement.

                  "Similar Businesses" shall have the meaning set forth in
Section 7.18.

                  "Stated Amount" shall mean, as to each Letter of Credit, at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subscription Agreement" means that certain Subscription Agreement dated as of February 10, 1999 between Moores Retail Group Inc. and Golden Moores Finance Company, as amended, modified or supplemented from time to time in accordance with the terms of the Canadian Term Loan Facility.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Bank at any time shall be its Pro Rata Percentage of the total Swingline Exposure at such time.

                  "Swingline Bank" means JPMorgan Chase Bank, in its capacity as Bank of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.3.

                  "Taxes" shall have the meaning set forth in Section 4.7(a).

                  "Term Borrower" means Golden Moores Finance Company.

                  "Term Lenders" means the "Banks" as defined in the Canadian Term Loan Facility.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., in New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Funded Debt" means, at any time as to the Borrower and the Restricted Subsidiaries, and without duplication, an amount equal to the sum of (a) the aggregate principal amount of all Loans outstanding on such date plus
(b) the aggregate principal amount of drawings under letters of credit issued hereunder and under the Related Facilities which have not then been reimbursed pursuant to Section 2.4 hereof and thereunder, as applicable, plus (c) the aggregate principal amount of all other outstanding Debt of the Borrower and the Restricted Subsidiaries of the type described in clauses (a)-(d) of the definition of "Debt" (excluding any undrawn amounts under outstanding letters of credit).

                  "Transactions" means the execution, delivery and performance of the Loan Documents by the parties thereto, the borrowing of the Loans, and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Subsidiary" shall mean each Subsidiary designated as an Unrestricted Subsidiary on Schedule 7.17 attached hereto, together with any Subsidiary which is hereafter designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary, and in each case and without further action or qualification, any Subsidiary of such Subsidiary so designated as an

Unrestricted Subsidiary. Any Subsidiary may be designated an Unrestricted Subsidiary (upon approval by the Board of Directors of the Borrower) upon 30 days' prior written notice to the Agent if, at the time of such designation and after giving effect thereto and after giving effect to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing, (ii) such Subsidiary does not own, directly or indirectly, any Debt or Capital Stock of, or other equity interest in, the Borrower or a Restricted Subsidiary, (iii) such Subsidiary does not own or hold any Lien on any property of the Borrower or any Restricted Subsidiary, (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Indebtedness, and (v) such designation would be permitted by Section
10.2 and 10.5. Upon such designation, the Borrower shall deliver to the Agent of a certified copy of the resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. The aggregate consideration paid in connection with the Acquisition of any Person (plus, without duplication, assumed Debt) thereafter designated as an Unrestricted Subsidiary shall be considered an Investment in such Unrestricted Subsidiary equal to such amount.

                  "Unrestricted Subsidiary Indebtedness" of any Person means Debt of such Person (a) as to which neither the Borrower nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Borrower's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise contractually liable in any respect on, such Debt), (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of the Borrower or any Restricted Subsidiary to declare, a default on such Debt of the Borrower or any Restricted Subsidiary and (c) which is not secured by any assets of the Borrower or of any Restricted Subsidiary.

                  "Unused Commitment" shall mean, as to each Bank, an amount equal to such Bank's Commitment minus such Bank's Revolving Credit Exposure at such time.

         2.       THE CREDITS.

                  2.1.     REVOLVING LOANS.

                  (a) Upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Loans to the Borrower denominated in Dollars, from time to time on any one or more Business Days during the Availability Period in an aggregate principal amount that will not result in (i) such Bank's Revolving Credit Exposure exceeding such Bank's Commitment, or (ii) the sum of the total Revolving Credit Exposure exceeding the total Commitment. Within such limits and during such period and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

                  (b) The Borrower confirms and acknowledges its obligations to pay all amounts outstanding under the Existing Credit Agreement and permanently terminate the commitments thereunder on the Closing Date, and the Borrower covenants and agrees that a portion of the proceeds of the initial Borrowings under this Agreement shall be used to pay all principal and accrued interest (if any) and all other amounts outstanding under the Existing Credit Agreement.

                  (c) Each Bank shall, before 12:00 Noon (Houston time) on the Borrowing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Domestic Lending Office, in immediately available funds, its Pro Rata Percentage of such Borrowing; provided that Swingline Loans shall be made as provided in Section 2.3. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 8, on the Borrowing Date the Agent shall make the Borrowing available to the Borrower at its Domestic Lending Office in immediately available funds; provided that ABR Revolving Loans made to refinance the reimbursement of an LC Disbursement as provided in Section 2.4(d) shall be remitted by the Agent to the Issuing Bank. Any deposit to the Borrower's demand deposit account by the Agent pursuant to a request (whether written or oral) believed by the Agent to be an authorized request by the Borrower for a Loan hereunder shall be deemed to be a Loan hereunder for all purposes with the same effect as if the Borrower had in fact requested the Agent to make such Loan.

                  2.2.     BORROWING PROCEDURE FOR REVOLVING LOANS.

                  (a) Each Borrowing of Revolving Loans by the Borrower hereunder shall be (i) in the case of any Eurodollar Loan, in an aggregate amount of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof; or (ii) in the case of any ABR Loan, in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire issued balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated in Section 2.4(d). Each Revolving Loan shall be made upon prior written notice from the Borrower to the Agent in the form of Exhibit A hereto (the "Notice of Borrowing") delivered to the Agent not later than 10:00 a.m. (Houston time) at least (i) three Business Day prior to the Borrowing Date, if such borrowing consists of Eurodollar Loans; and (ii) on the requested Borrowing Date, if such borrowing consists of ABR Loans. Each Notice of Borrowing shall be irrevocable and shall specify (i) the amount of the proposed Borrowing and of each Revolving Loan comprising a part thereof; (ii) the Borrowing Date; (iii) the Type of Revolving Loan requested; (iv) with respect to any Eurodollar Loan, the Interest Period with respect to each such Revolving Loan and the Expiration Date of each such Interest Period (provided, that there shall not be more than seven (7) Interest Periods in effect at any one time under this Agreement); and (v) the demand deposit account of the Borrower at the Agent's Domestic Lending Office with which the proceeds of the borrowing are to be deposited. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly upon its receipt of a Notice of Borrowing, the Agent shall deliver by telefacsimile a copy thereof to each Bank. The Borrower may give the Agent telephonic notice by the required time of any proposed borrowing under this
Section 2.2(a); provided, that such telephonic notice shall be promptly confirmed in writing by delivery to the Agent of a Notice of Borrowing. Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent believes in good faith to have been given by the Borrower or for otherwise acting in good faith under this Section 2.2(a).

                  (b) Unless the Agent shall have received notice from a Bank (which must be received, except in the case of ABR Loans, at least one Business Day prior to the date of any Borrowing) that such Bank will not make available to the Agent such Bank's Pro Rata Percentage of such Borrowing as and when required hereunder, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with
Section 2.1(c), and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Agent shall give notice to the Borrower of any notice the Agent receives under this Section 2.2(b), provided that the Agent shall not be liable for the failure to give such notice. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Effective Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Revolving Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower by the next succeeding Business Day of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans comprising such Borrowing.

                  (c) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Banks ratably in accordance with their respective Commitments. The failure of any Bank to make any Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing; provided that the Commitments of the Banks are several and no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank on the date of any Borrowing.

                  2.3.     SWINGLINE LOANS.

                  (a) Subject to the terms and conditions set forth herein, the Swingline Bank agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Bank shall not be required to make a Swingline Loan to refinance an outstanding Loan. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may reborrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Houston time, on the day of a proposed Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Agent will promptly advise the Swingline Bank of any such notice received from the Borrower. The Swingline Bank shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Bank (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(d), by remittance to the Issuing
Bank) by 3:00 p.m., Houston time, on the requested date of such Swingline Loan.

                  (c) The Swingline Bank may, at its option by written notice given to the Agent not later than 10:00 a.m., Houston time, on any Business Day require the Banks to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding; provided, however, the Swingline Bank shall not be permitted to give such notice if it has received prior written notice from the Agent or the Borrower notifing the Borrower and the Banks that a Default or Event of Default then exists. Such notice from the Swingline Bank shall specify the aggregate amount of Swingline Loans in which Banks will participate. Promptly upon receipt of such notice from the Swingline Bank, the Agent will give notice thereof to each Bank, specifying in such notice such Bank's Pro Rata Percentage of such Swingline Loan or Loans. Each Bank hereby absolutely and unconditionally agrees, upon receipt of such notice from the Agent properly delivered as provided above, to pay to the Agent, for the account of the Swingline Bank, such Bank's Pro Rata Percentage of such Swingline Loan or Loans. Each Bank acknowledges and agrees that upon receipt of such notice properly delivered its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.1(c) with respect to Loans made by such Bank (and Section 2.1(c) and 2.2(b) shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Agent shall promptly pay to the Swingline Bank the amounts so received by it from the Banks. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Bank. Any amounts received by the Swingline Bank from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Banks that shall have made their payments pursuant to this paragraph and to the Swingline Bank, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Bank or to the Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  2.4.     LETTERS OF CREDIT.

                  (a) General. Subject to and upon the terms and conditions herein set forth, including, without limitation, the applicable terms and conditions set forth in Section 8 hereof, the Issuing Bank agrees that it will, at any time and from time to time on or after the Closing Date following its receipt of a Letter of Credit Request, issue for the account of the Borrower, in the name of the Borrower or any Restricted Subsidiary, one or more irrevocable standby or commercial letters of credit (all such letters of credit collectively, the "Letters of Credit"); provided, that the Issuing Bank shall not issue, amend, renew or extend any Letter of Credit if at the time of such issuance, amendment, renewal or extension:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing, amending, renewing or extending such Letter of Credit or any requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance, amendment, renewal or extension of letters of credit generally; or

                  (ii) the total Revolving Credit Exposure would exceed the total Commitments; or

                  (iii) the LC Exposure shall be greater than an amount which when added to the LC Exposure would exceed $30,000,000; or

                  (iv) the expiry date, or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Issuing Bank, the initial expiry date of such Letter of Credit, is a date that is later than the earlier of (y) twelve (12) months from the issuance date (or in the case of any renewal or extension, twelve
         (12) months after such renewal or extension) or (z) five (5) Business Days prior to the Maturity Date.

                  The Issuing Bank shall not renew, amend or extend nor permit the renewal, amendment or extension, of any Letter of Credit if any of the conditions precedent set forth in Section 8 are not satisfied. No Letter of Credit may be issued, or remain outstanding, for the benefit of an Unrestricted Subsidiary.

                  (b)      Letter of Credit Requests.

                  (i) Whenever the Borrower desires that a Letter of Credit be issued for its account or that an existing expiry date shall be extended, it shall deliver to the Agent its prior written request therefor not later than 11:30 a.m. (Houston time) (i) in the case of a Letter of Credit to be issued or amended, on at least the second (2nd) Business Day prior to the requested issuance or amendment date and (ii) in the case of the extension of the existing expiry date of any Letter of Credit, on at least the second (2nd) Business Day prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request for an issuance, renewal, extension or amendment increasing the amount thereof shall be in the form of Exhibit B attached hereto (each a "Letter of Credit Request") and, in the case of the issuance of any Letter of Credit, shall be accompanied by an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank or any Bank (through the Agent) may reasonably request. Each Letter of Credit shall expire no later than the date specified in Section 2.4(a)(iv), shall not be in an amount greater than is permitted under Section 2.4(a) and shall be in such form as may be approved from time to time by the Issuing Bank and the Borrower. Promptly upon its receipt of a Letter of Credit Request, and, if applicable, the related Application, the Agent shall so notify the other Banks. It is agreed that an Application may be delivered by electronic transfer.

                  (ii) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Agreement. Unless the Issuing Bank has received notice from the Agent or any Bank (with a copy thereof to be simultaneously sent to the Borrower) before it issues or amends the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the applicable conditions specified in Section 8 are not then satisfied, or that the issuance, renewal, extension or amendment of such Letter of Credit would violate this Agreement, then the Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with this Agreement and the Issuing Bank's usual and customary practices; provided, however, that the Issuing Bank shall not be required to issue any Letter of Credit earlier than two (2) Business Days after its receipt of the Letter of Credit Request and the related Application therefor and all other certificates, documents and other papers and information relating thereto. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Borrower of such issuance or extension, which notice shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be. Promptly upon its receipt of such documents, the Agent shall notify each Bank of the issuance of such Letter of Credit or the extension of such expiry date, as the case may be, and upon the request of any Bank shall deliver copies of such documents to such Bank.

                  (c)      Letters of Credit Participations.

                  (i) Immediately upon the issuance by the Issuing Bank of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof), the Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Pro Rata Percentage, in each such Letter of Credit (including extensions of the expiry date thereof), each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement and the other Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto.

                  (ii) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Issuing Bank any resulting liability. It is the intent of the parties hereto that the Issuing Bank shall have no liability for its ordinary sole or contributing negligence.

                  (iii) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.4(d)(i), the Agent shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Percentage of such unreimbursed payment in same day funds. If the Agent so notifies, prior to 11:30 a.m. (Houston time) on any Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make available to the Agent for the account of the Issuing Bank such Bank's Pro Rata Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Pro Rata Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Bank agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Agent for the account of any Issuing Bank its Pro Rata Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Pro Rata Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of such Issuing Bank such other Bank's Pro Rata Percentage of any such payment.

                  (iv) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Issuing Bank any payments from the Banks pursuant to clause (c) above, the Issuing Bank shall pay to the Agent, and the Agent shall promptly pay to each Bank which has paid its Pro Rata Percentage thereof, in same day funds, an amount equal to such Bank's Pro Rata Percentage thereof.

                  (v) The obligations of the Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall be absolute and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

                           (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (B) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any other Person and the beneficiary named in any such Letter of Credit);

                           (C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                           (E) the occurrence of any Default or Event of Default; or

                           (F) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Bank (other than the gross negligence or willful misconduct of the Issuing Bank).

                  (vi) THE BANKS AGREE TO INDEMNIFY THE ISSUING BANK (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRO RATA PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING BANK UNDER THIS AGREEMENT OR ANY LETTER OF CREDIT; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (d)      Agreement to Repay Letter of Credit Drawings.

                  (i) Upon the receipt by the Issuing Bank of any Drawing from a beneficiary under a Letter of Credit, the Issuing Bank promptly will provide the Borrower with telecopy notice thereof. The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Agent in immediately available funds at the account of the Agent located in New York City, New York, identified to the Borrower, for any LC Disbursement immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m. (Houston time) on the date of such payment, from and including the date paid but excluding the date reimbursement is made as provided above, at a rate per annum equal to the lesser of (x) 2% above the Alternate Base Rate plus the Applicable Margin or (y) the Highest Lawful Rate, such interest to be payable on demand. Prior to the Maturity Date, unless otherwise paid by the Borrower, such LC Disbursement may (and, if the Majority Banks so desire, shall automatically), subject to satisfaction of the conditions precedent set forth in Sections 2.3 and 8, be paid with the proceeds of Revolving ABR Loans, which rate the Borrower may in its discretion continue or convert pursuant to Section 3.1(a)(ii).

                  (ii) The Borrower's obligations under this Section 2.4(d) to reimburse the Issuing Bank with respect to LC Disbursements (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances (except as provided below with respect to the gross negligence or willful misconduct of the Issuing Bank) and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including the Issuing Bank in its capacity as the issuer of a Letter of Credit or any Bank as a participant therein), including any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit (other than a defense based upon the gross negligence or willful misconduct of the Issuing Bank in determining whether such Drawing conforms to the terms of the Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, including any of the following circumstances:

                           (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (B) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any other Person and the beneficiary named in any such Letter of Credit);

                           (C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                           (E) the occurrence of any Default or Event of Default; or

                           (F) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower (other than the gross negligence or willful misconduct of the Issuing Bank).

                  (iii) The Borrower also agrees with the Issuing Bank, the Agent and the Banks that, in the absence of gross negligence or willful misconduct of the Issuing Bank, the Issuing Bank shall not be responsible for, and the Borrower's reimbursement obligations under
         Section 2.4(d) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among the Borrower or any other Party and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower or any other Party against any beneficiary of such Letter of Credit or any such transferee.

                  Neither the Agent, the Banks nor the Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any

Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. It is the intent of the parties hereto that neither the Agent, the Banks nor the Issuing Bank shall have any liability under this Section 2.4 for the ordinary negligence of such Person.

                  2.5. CONFLICT BETWEEN APPLICATIONS AND AGREEMENT. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

         3.       INTEREST RATE PROVISIONS

                  3.1.     INTEREST RATE DETERMINATION.

                  (a) Except as specified in Sections 3.2, 3.3, 3.4 and 3.5, the Revolving Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding, until maturity, at a rate per annum (calculated based on a year of 360 days in the case of the LIBO Rate, and a year of 365 or 366 days, as the case may be, in the case of any ABR Loan and any Swingline Loan, in each case for the actual days elapsed) as follows:

                  (i) The principal balance of the Loans from time to time outstanding shall bear interest at an annual rate equal to:

                           (A) with respect to any Eurodollar Loan, the lesser of, (y) the Adjusted LIBO Rate plus the Applicable Margin, with respect thereto or (z) the Highest Lawful Rate, from the first day to, but not including, the Expiration Date of the Interest Period then in effect with respect thereto;

                           (B)      with respect to any ABR Loan, the lesser of
                  (y) the Alternate Base Rate plus the Applicable Margin, with respect thereto or (z) the Highest Lawful Rate, from the first day to, but not including, the earlier of the Maturity Date or conversion to another Type of Loan;

                           (C) with respect to any Swingline Loan, the lesser of (y) the Alternate

                  Base Rate plus the Applicable Margin or (z) the Highest Lawful Rate, from the first day to, but not including, the maturity of such Loan;

                  (ii)     (A)      The Borrower may, upon irrevocable
                  written notice to the Agent in accordance with Section 3.1(a)(ii)(B),

                                    (1)      elect to convert, as of any
                           Business Day, any ABR Loans (or any part thereof not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Eurodollar Loans;

                                    (2)      elect to convert, as of the last
                           day of the applicable Interest Period, any Eurodollar Loans expiring on such day (or any part thereof not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into ABR Loans; or

                                    (3)      elect to continue (for the same or
                           different Interest Period), as of the last day of the applicable Interest Period, any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

                  provided, that if at any time the outstanding principal amount of Eurodollar Loans is reduced by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Eurodollar Loans shall automatically convert into ABR Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Loans shall terminate.

                           (B)      To convert or continue a Loan as provided in
                  Section 3.1(a)(ii) the Borrower shall deliver a Notice of Rate Change/Continuation in the form of Exhibit C hereto (a "Notice of Rate Change/Continuation"), to be received by the Agent not later than 11:00 a.m. (Houston time) at least (i) three Business Days in advance of the Change/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans denominated in Dollars; and (ii) one Business Day in advance of the Change/Continuation Date, if the Loans are to be converted into ABR Loans, specifying:

                                    (i)      the date on which such Loan was
                           made;

                                    (ii)     the interest rate then applicable
                           to such Loan;

                                    (iii)    with respect to any Eurodollar
                           Loan, the Interest Period then applicable to such Loan;

                                    (iv)     the amount of such Loan;

                                    (v)      the proposed Change/Continuation
                           Date;

                                    (vi)     the aggregate amount of Loans to be
                           converted or continued;

                                    (vii)    the Type of Loans resulting from
                           the proposed conversion or continuation; and

                                    (viii)   other than in the case or
                           conversions into ABR Loans, the duration of the requested Interest Period.

                           (C) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Borrower has failed to select a new Interest Period to be applicable to such Eurodollar Loans prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 3.1(a)(ii), or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into ABR Loans effective as of the expiration date of such Interest Period, and all conditions to such conversion shall be deemed to have been satisfied.

                           (D) The Agent will promptly notify each Bank of its receipt of a Notice of Rate Change/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                           (E) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Eurodollar Loan.

                  (iii)    Nothing contained herein shall authorize the Borrower
         (A) to convert any Loan into or continue any Loan as a Eurodollar Loan unless the Expiration Date of the Interest Period for such Loan occurs on or before the Maturity Date or (B) to continue or change the interest rates applicable to any Eurodollar Loan prior to the Expiration Date of the Interest Period with respect thereto.

                  (iv) Notwithstanding anything set forth herein to the contrary (other than Section 13.11), if a Default has occurred and is continuing, and upon written notice to the Borrower from the Agent, each outstanding Loan shall bear interest at a rate per annum which shall be equal to the lesser of (x) 2% above the interest rate otherwise applicable thereto or (y) the Highest Lawful Rate, which interest shall be due and payable on demand.

                  (b) The Alternate Base Rate for each ABR Loan shall be determined by the Agent on the first day and on each day such ABR Loan shall be outstanding, or if such day is not a Business Day, on the next succeeding Business Day. The LIBO Rate for the Interest Period for each Eurodollar Loan shall be determined by the Agent two (2) Business Days before the first day of such Interest Period.

                  (c) Each determination of an applicable interest rate by the Agent shall be conclusive and binding upon the Borrower and the Banks in the absence of manifest error.

                  3.2.     INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or the Issuing Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets, deposits with or for the account of, or credit extended by, any Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate or Three-Month Secondary CD Rate, as applicable) or the Issuing Bank; or

                  (ii) shall impose on any Bank or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Bank or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans (or of maintaining its obligation to make a Eurodollar Loan) or to increase the cost to such Bank or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) or the Issuing Bank under this Agreement, in each case by an amount deemed material by such Bank or the Issuing Bank, as the case may be, then the Borrower shall pay to such Bank or the Issuing Bank, as the case may be, such amount or amounts as will compensate such Bank or the Issuing Bank, as the case may be, for such increased cost or reduction, provided, that the Borrower will not be responsible for paying any amounts pursuant to this Section 3.2 accruing for a period greater than 180 days prior to the date that such Bank or the Issuing Bank, as the case may be, notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Bank's or the Issuing Bank's, as the case may be, intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof

                  (b) If, after the date hereof, any Bank or the Issuing Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or the Issuing Bank or any corporation controlling such Bank or the Issuing Bank, as the case may be, as a consequence of such Bank's or the Issuing Bank's obligations hereunder to a level below that which such Bank or the Issuing Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time the Borrower shall pay to such Bank or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank or the Issuing Bank, as the case may be, for such reduction, provided, that the Borrower will not be responsible for paying any amounts pursuant to this Section 3.2 accruing for a period greater than 180 days prior to the date that such Bank or the Issuing Bank, as the case may be, notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Bank's or the Issuing Banks, as the case may be, intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (c) Each Bank and the Issuing Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or the Issuing Bank, as the case may be, to compensation pursuant to this Section and will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank or the Issuing Bank, as the case may be, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank or the Issuing Bank, as the case may be, in connection with any such designation. Any Bank or the Issuing Bank, as the case may be, claiming compensation under this Section shall do so in good faith on a nondiscriminatory basis. In determining such amount, such Bank or the Issuing Bank, as the case may be, may use any reasonable averaging and attribution methods. A certificate of a Bank or the Issuing Bank, as the case may be, setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Issuing Bank, as the case may be, as specified in this Section 3.2 may be delivered to the Borrower and the Agent and shall be conclusive absent manifest error. The Borrower shall pay to the Agent for the account of such Bank or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after its receipt of the same.

                  3.3. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate as applicable, for such Interest Period; or

                  (b) the Majority Banks determine (which determination shall be conclusive) and notify the Agent that the Adjusted LIBO Rate plus the Applicable Margin will not adequately and fairly reflect the cost to the Banks of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, (i) the Banks shall be under no obligation to make additional Loans of such Type, continue Loans of such Type, or to convert Loans of any other Type into Loans of such Type, (ii) the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or convert such Loans into another Type of Loan in accordance with the terms of this Agreement, (iii) any Notice of Rate Change/Continuation that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (iv) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing. Each Bank will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the effects of this Section 3.3 and will not, in the judgment of such Bank, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation.

                  3.4.     ILLEGALITY.

                  (a) If any Bank shall determine (which determination shall be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, regulation, guideline or order (in each case, introduced, changed or interpreted after the Closing Date) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank to make, continue or maintain any Eurodollar Loan as, or to convert any Loan into, a Eurodollar Loan, the obligations of the affected Bank to make, continue, maintain or convert any such Eurodollar Loans shall, on notice thereof from such Bank to the Borrower, upon such determination, forthwith be suspended until such Bank shall promptly notify the Agent and the Borrower that the circumstances causing such suspension no longer exist at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion (in which case the provisions of Section 3.5 shall be applicable). Upon receipt of such notice, the Borrower shall, upon demand from such Bank, convert all Eurodollar Loans from such Bank to ABR Loans, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Loans. Upon any such conversion, the Borrower shall also pay interest on the amount so converted. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall also pay to such Bank such amounts, if any, as may be required pursuant to
Section 3.5.

                  (b) Each Bank will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the effects of this Section 3.4 and will not, in the judgment of such Bank, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation.

                  (c) If the obligation of any Bank to make a Eurodollar Loan or to continue, or to convert Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.4 hereof, such Bank's Eurodollar Loans shall be converted into ABR Loans as provided above, and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.4 hereof that gave rise to such conversion no longer exist:

                  (i) to the extent that such Bank's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its ABR Loans; and

                  (ii) all Loans that would otherwise be made or continued by such Bank as Eurodollar Loans shall be made or continued instead as ABR Loans, and all Loans of such Bank that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) ABR Loans.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.4 hereof that gave rise to the conversion of such Bank's Eurodollar Loans pursuant to this Section 3.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's ABR Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

                  3.5. COMPENSATION. Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of-

                  (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11) on a date other than the last day of the Interest Period for such Eurodollar Loan;

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 8 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement; or

                  (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a requirement by the Borrower pursuant to Section 3.6.

In the case of a Eurodollar Loan, such loss, cost or expense to any Bank shall be deemed to include an amount determined by such Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate plus the Applicable Margin that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Bank setting forth in reasonable detail any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

                  3.6. REPLACEMENT OF BANKS. If any Bank requests compensation under Sections 3.2 or 4.7, or if any Bank defaults in its obligation to fund Loans hereunder, or otherwise has given notice pursuant to Sections 3.2, 3.3 or 3.4 (unless in each case the basis for such request or notice is generally applicable to all Banks), then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Agent within 90 days of such request or notice, if no Default or

Event of Default exists, require such Bank to assign and delegate (in accordance with and subject to the restrictions contained in Section 13.10), all its interests, rights and obligations under this Agreement and the Canadian Term Loan Facility to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Canadian Term Loan Facility, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 3.2 or 4.7, such assignment will result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  3.7. SURVIVAL. The agreements contained in Article 3 shall survive the termination of this Agreement and the payment in full of the Obligations for a period of 180 days thereafter.

         4. PREPAYMENTS AND OTHER PAYMENTS; REDUCTION AND EXTENSION OF COMMITMENTS; EXTENSION OF MATURITY DATE.

                  4.1.     REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a)      The Borrower hereby unconditionally promises to pay
(i) to the Agent for the account of each Bank the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Bank the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.10) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  4.2. REQUIRED PREPAYMENTS. The Borrower agrees that if at any time the Agent notifies the Borrower that the Agent has determined that the aggregate principal amount of Revolving Credit Exposure exceeds the Commitments, the Borrower will within two (2) Business Days following such notice make a prepayment of principal in an amount at least equal to such excess, together with interest accrued thereon to the date of such prepayment and all amounts due, if any, under Section 3.4 (or, if no Loans are outstanding, deposit cash collateral in an account with the Agent pursuant to Section 11.15 in an aggregate amount equal to such excess).

                  4.3. OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part; provided, that each partial prepayment (i) of any Eurodollar Loans shall be in an aggregate principal amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) of any ABR Loans shall be in an aggregate principal amount of at least $500,000 or an integral multiple of $100,000 in excess thereof, in each case, together with interest accrued thereon to the date of such prepayment and all amounts due, if any, under Section 3.4.

                  4.4. NOTICE OF PAYMENTS. The Borrower shall give the Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) at least three (3) Business Days' prior written notice of each prepayment proposed to be made by it pursuant to Section 4.3, specifying the principal amount of the Loans to be prepaid, the prepayment date and the account of the Borrower to be charged if such prepayment is to be so effected. Notice of such prepayment having been given, the principal amount of the Loans specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date. If the Borrower pays or prepays any Eurodollar Loan prior to the end of the Interest Period applicable thereto, such payment shall be subject to Section 3.4.

                  4.5. PLACE OF PAYMENT OR PREPAYMENT. All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. All payments and prepayments made in accordance with the provisions of this Agreement in respect of commitment fees or of principal or interest shall be made to the Agent, for the account of the relevant Bank, to an account located in New York City, New York as identified by the Agent to the Borrower, no later than 12:00 Noon (Houston time) in immediately available funds. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make any payment due hereunder in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such

Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate. If and to the extent that the Agent receives any payment or prepayment from the Borrower and fails to distribute such payment or prepayment to the Banks ratably on the basis of their respective Pro Rata Percentage on the day the Agent receives such payment or prepayment, and such distribution shall not be so made by the Agent in full on the required day, the Agent shall pay to each Bank such Bank's Pro Rata Percentage thereof together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is paid to the Agent by the Borrower until the date the Agent pays such amount to such Bank. Notwithstanding the Agent's failure to so distribute any such payment, as between the Borrower and the Banks, such payment shall be deemed received and collected.

                  4.6. NO PREPAYMENT PREMIUM OR PENALTY. Each prepayment pursuant to Section 4.3 or 4.4 shall be without premium or penalty.

                  4.7.     TAXES.

                  (a) Subject to Section 13.11, any and all payments by the Borrower hereunder or under any other Loan Document to or for the account of any Bank or the Agent shall be made free and clear of and without deduction for any and all present or future (i) taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including, without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever, excluding, in the case of each Bank and Agent, taxes imposed on its overall net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its overall net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof and, in the case of each Bank and Agent, taxes imposed by reason of such Bank or Agent, for the purposes of the Income Tax Act (Canada), not dealing at arm's length with the Borrower, being a resident of or deemed resident in Canada, being a non-resident insurer carrying on an insurance business in Canada and elsewhere or carrying on business in Canada, determined otherwise than solely on the basis of entering into any Loan Document to which it is a party or consummating or performing the transactions contemplated thereby, or in order to exercise the rights purported to be granted thereto under the Loan Documents or receiving payments thereunder (all such non-excluded taxes, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and (ii) Other Taxes. In the case of a Bank that is a domestic corporation, within the meaning of Section 7701 of the Code, the taxes that are imposed by the United States of America and that are identified in the preceding sentence are the taxes that are imposed by Section 11, Section 55 and
Section 59A of the Code, or by any comparable provision of future law. Subject to Section 13.11 hereof, if the Borrower shall be required by Law to deduct any Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.7) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law and (iv) the Borrower shall confirm that all applicable Taxes and Other Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxation authority or other authority by sending official tax receipts or certified copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax.

                  (b) In addition, subject to Section 13.11 hereof, the Borrower agrees to pay any present or future stamp or documentary taxes, excise or property taxes, or similar taxes, charges or levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) SUBJECT TO SECTION 13.11 HEREOF, THE BORROWER WILL INDEMNIFY EACH BANK AND AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.7) PAID BY SUCH BANK OR AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY BANK) (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. THIS INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS FROM THE DATE SUCH BANK OR AGENT (AS THE CASE MAY BE) MAKES WRITTEN DEMAND THEREFOR.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States (a "Foreign Bank"), on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W- EC1, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Bank has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 4.7(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 4.7 with respect to Taxes imposed by the United States in excess of the amount of Taxes that would have been imposed had such Bank provided the appropriate form; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.7, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) Within thirty (30) days after the date of any deduction of taxes, deductions, charges or withholdings from any payments by the Borrower hereunder or under any other Loan Document, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing the payment by the Borrower to the appropriate taxation authority or other authority of the amount so deducted.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 4.7 shall survive the payment in full of principal and interest hereunder.

                  4.8. REDUCTION OR TERMINATION OF THE COMMITMENTS. The Borrower may at any time or from time to time reduce or terminate the Commitment of each Bank by giving not less than three (3) full Business Days' prior written notice to such effect to the Agent; provided, that (i) any partial reduction shall be in an amount of not less than $5,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.3, the sum of the Revolving Credit Exposures would exceed the total Commitments. Promptly after the Agent's receipt of such notice of reduction, the Agent shall notify each Bank of the proposed reduction and such reduction shall be effective on the date specified in Borrower's notice with respect to such reduction and shall reduce the Commitment of each Bank proportionately in accordance with its Pro Rata Percentage. After each such reduction, the commitment fee shall be calculated upon the aggregate Commitments as so reduced. The Commitment of each Bank shall automatically terminate on the Maturity Date or in the event of acceleration of the maturity date of the Loans. Each reduction of the Commitments hereunder shall be irrevocable.

                  4.9. INCREASE OF THE COMMITMENTS. At any time and from time to time during the Availability Period (in aggregate minimum amounts not less than $25,000,000 (or, if the unused portion of the Commitment Increase is less than $25,000,000, an amount equal to such unused portion, and incremental amounts of $5,000,000 in excess thereof), upon 30 days' prior written request to the Agent, and upon the written consent of the Majority Banks, the Borrower may seek one or more financial institutions to take a Commitment or Commitments in the aggregate amount of up to $50,000,000 (the "Commitment Increase"). For purposes of the foregoing, the Agent may from time to time (a) admit additional Banks under this Agreement (each an "Additional Bank") or (b) at the request of any Bank, increase the Commitment of such Bank (each an "Increasing Bank"), provided that (i) any Additional Bank shall be eligible to be a Bank under this Agreement and admission of such Additional Bank as a party to this Agreement shall have been consented to by Agent and the Borrower, (ii) the admission of such Bank as a party to the Canadian Term Loan Facility shall have been consented to by the "Majority Banks", as such term is defined in the

Canadian Term Loan Facility; (iii) after giving effect to the Commitment Increase the total Commitments shall not exceed $150,000,000; (iv) the Pro Rata Percentages of the Banks hereunder and under the Canadian Term Loan Facility shall be adjusted accordingly; (v) none of the Banks shall have any obligation to increase its Commitment; and (vi) neither the Agent, the Borrower, any Bank nor any of their respective Affiliates shall have any obligation to find or arrange for any Additional Bank.

                  4.10.    EXTENSION OF MATURITY DATE.

                  (a) On a Business Day no less than sixty (60) and no more than ninety (90) days prior to any Extension Election Date, the Borrower may elect to notify the Agent, in writing (an "Extension Request"), of its request for an extension of the then scheduled Maturity Date of each Bank's Commitment (on the terms and conditions set forth herein) for a period of up to one (1) year from the date of the then scheduled Maturity Date. Each Extension Request shall be accompanied by a certificate of a Responsible Officer certifying as to the satisfaction of the applicable conditions set forth in Section 4.10(d). Promptly after receipt of such request, the Agent shall notify the Banks of such request. Each Bank shall notify the Agent in writing of its consent to, or rejection of, such request on or prior to the date 30 days following the date of the Extension Request. In the event that any Bank fails to so notify the Agent, that request shall be deemed to have been rejected by such Bank.

                  (b)      The Commitments shall be extended pursuant to this
Section 4.10 only upon the consent of each Bank, whereupon the Maturity Date shall be deemed to be extended to the agreed date of extension, but in no event later than the date which is one (1) year after the date of the Maturity Date in effect prior to such extension. In the event of the renewal and extension of the Commitments and the Maturity Date pursuant to this Section 4.10, the terms and conditions of this Agreement will apply during such renewal and extension period and, from and after the date of such extension, the term "Maturity Date" shall mean such date as so renewed and extended. On the date of any such extension, a Responsible Officer shall deliver to the Agent a certificate of a Responsible Officer certifying as to the satisfaction of the applicable conditions set forth in Section 4.10(d).

                  (c) In the event any one or more Banks do not approve an Extension Request (a "Non-Extending Bank"), then the Borrower may, prior to the then scheduled Maturity Date, at its sole expense and effort, upon five (5) Business Days' written notice to the Agent and each such Non-Extending Bank (i) terminate all of the Commitment of each such Non-Extending Bank and (ii) replace, pursuant to Section 13.10, the Commitment of each such Non-Extending Bank with one or more financial institutions (which may be any existing Bank consenting to such an increase of its Commitment) (each, a "Replacement Bank") so long as at the time of such replacement, each such Replacement Bank consents to the Extension Request. For purposes of the foregoing, the Agent may from time to time (a) admit additional lending parties under this Agreement or (b) at the request of any Bank, increase the Commitment of such Bank, provided that (i) any Replacement Bank shall be eligible to be a Bank under this Agreement and admission of such Replacement Bank as a party to this Agreement shall have been consented to by Agent and the Borrower; (ii) after giving effect to such replacements, the total Commitments shall remain unchanged; (iii) the Pro Rata Percentages of the Banks shall be adjusted accordingly; (iv) none of the Banks shall have any obligation to increase its Commitment; and (v) neither the Agent, the Borrower, any Bank nor any of their respective Affiliates shall have any obligation to find or arrange for any Replacement Bank.

                  (d) If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents shall remain in full force and effect and unmodified, except for the new scheduled Maturity Date. Any extension of the Maturity Date is subject to the satisfaction of each of the following additional conditions:

                  (i) The representations and warranties of the Borrower, each Pledgor and each Guarantor set forth in this Agreement or any other Loan Document shall be true and correct in all material respects on the date that the Extension Request is given to the Agent and on the first day of the extension (except to the extent such representations and warranties relate to a specified date, in which case they shall be true and correct as of such date);

                  (ii) no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Agent the Extension Request or on the first day of the extension;

                  (iii) the Borrower shall have paid to the Agent all amounts that are due and payable on or prior to the first day of the extension to any of the Banks, the Issuing Bank and the Agent under the Loan Documents;

                  (iv) the Borrower shall pay for any and all out-of-pocket costs and expenses, including, reasonable attorneys' fees and disbursements, incurred by the Agent in connection with or arising out of the extension of the Maturity Date for which it has received invoices in customary and reasonable detail;

                  (v) both on the date on which the Extension Request is given to the Agent and on the first day of the extension, no change in the business, assets, management, operations, financial condition or prospects of the Borrower and its Subsidiaries, as a whole, shall have occurred since the date of the most recent financial statements delivered pursuant to Section 9.1(a), which change has or is reasonably likely to have a Material Adverse Effect; and

                  (vi) the Borrower shall execute and deliver to Agent a renewal and extension agreement and such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Agent shall reasonably request.

                  4.11. PAYMENTS ON BUSINESS DAY. Whenever any payment or prepayment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  4.12. PAYMENT OF ADJUSTMENT AMOUNTS. Within two (2) Business Days following notice of the Agent's calculation of the Adjustment Amount, the Borrower shall pay to the Agent, for distribution to the Banks based on the Banks' pro rata interests under the Canadian Term Loan Facility, the Adjustment Amount, if any, applicable for such date. If the Borrower disagrees with the calculation of the Adjustment Amount set forth in any corresponding notice thereof from the Agent, the Agent shall promptly following its receipt of Borrower's notice of such disagreement provide to the Borrower a certificate setting forth in reasonable detail its computation thereof. Each determination of the Adjustment Amount by the Agent shall be conclusive and binding upon the Borrower and the Banks in the absence of manifest error. Notwithstanding anything herein to the contrary, (i) the payment and distribution of Adjustment Amounts shall be based on the Banks' pro rata interests under the Canadian Term Loan Facility, if any, for such date and (ii) if after giving effect to such payment there remains any undistributed portion of such Adjustment Amount, the amount thereof shall be delivered by the Borrower to the Agent for distribution to the Term Lenders such that after giving effect thereto each Term Lender shall have been paid its pro rata share of the Adjustment Amount.

         5.       COMMITMENT FEE AND OTHER FEES.

                  5.1. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee computed on a daily basis of a year of 360 days from the Closing Date to, but not including, the earlier of the Maturity Date or the termination of the Commitment of such Bank, at the Applicable Margin per annum on the daily average amount of such Bank's Unused Commitment, such commitment fee to be payable in arrears 61 days after the end of each fiscal quarterly period of each year and on the date the Commitments terminate, commencing on the first such date to occur after the date hereof. For purposes of computing commitment fees with respect to Commitments, a Commitment of a Bank shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Bank (and the Swingline Exposure of such Bank shall be disregarded for such purpose).

                  5.2. ARRANGEMENT FEE. The Borrower agrees to pay to J.P. Morgan Securities Inc. for its own account the arrangement fees payable in the amounts and at the times separately agreed upon between the Borrower and J.P. Morgan Securities Inc.

                  5.3.     INTENTIONALLY LEFT BLANK

                  5.4. ADMINISTRATIVE AGENCY FEE. The Borrower agrees to pay to the Agent, for its own account, administrative agency fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent.

                  5.5.     LETTER OF CREDIT FEES.

                  (a) The Borrower agrees to pay the Agent for distribution to the Banks (based upon their respective Pro Rata Percentage) a fee in respect of each Letter of Credit issued for the account of the Borrower (the "Letter of Credit Fee"), equal to the greater of (i) amount to be computed at a rate per annum equal to the Applicable Margin on the Stated Amount of such Letter of Credit and (ii) $250.00.

                  (b) The Borrower agrees to pay to the Issuing Bank for its own account a fronting fee for each Letter of Credit issued hereunder, equal to an amount to be computed at a rate per annum equal to .125% on the Stated Amount of such Letter of Credit.

                  (c) Fees due to the Agent and the Issuing Bank pursuant to this Section 5.5 shall be computed on the basis of a year of 360 days and,
(i) as to standby Letters of Credit, shall be due and payable in arrears 61 days after the end of each fiscal quarterly period, the first such payment to be made on the first such payment date for which such Letter of Credit is outstanding hereunder for which no such fees shall heretofore have been paid, and on the date such Letter of Credit expires and (ii) as to commercial Letters of Credit, shall be paid at issuance.

                  5.6. FEES NOT INTEREST; NONPAYMENT. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and, subject to Section 13.11, the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. Fees shall be payable when due in Dollars and in immediately available funds. Subject to Section 13.11 hereof, all fees, including, without limitation, the commitment fee referred to in
Section 5.1, shall be non-refundable, and shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at a rate per annum equal to the lesser of (a) 2% above the Alternate Base Rate or (b) the Highest Lawful Rate. Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

         6. APPLICATION OF PROCEEDS. The Borrower agrees that the proceeds of the Loans shall be used for (i) repayment in full of the Existing Credit Agreement, (ii) Acquisitions permitted under Section 10.13, and (iii) general corporate purposes and working capital needs.

         7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

                  7.1. ORGANIZATION AND QUALIFICATION. The Borrower and each Restricted Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) has the power and authority to own its properties and to carry on its business as now conducted; and (c) is duly qualified to do business and is in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect.

                  7.2. FINANCIAL STATEMENTS. The Borrower has furnished the Banks with its audited consolidated financial statements for the Fiscal Years 2000 and 2001 and its unaudited consolidated financial statements for the fiscal quarters ended April 4, 2002, August 3, 2002 and November 2, 2002, certified by its chief financial officer, including balance sheets, income and cash flow statements. The statements described above have been prepared in conformity with GAAP. The statements described above fully and fairly present the consolidated financial condition of the Borrower and its Subsidiaries and the results of their operations as at the dates and for the periods indicated. As of the Closing Date, there has been no event since February 2, 2002 which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there exists no material contingent liabilities or obligations, unusual long-term commitments or unrealized losses of the Borrower or any of its Subsidiaries which are not fully disclosed in such financial statements or disclosed by the Borrower to the Agent in writing.

                  7.3. LITIGATION. There is no action, suit or proceeding pending (or, to the best knowledge of the Borrower, threatened) against the Borrower or any Subsidiary thereof before any court, administrative agency or arbitrator (i) which could reasonably be expected to have a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

                  7.4. DEFAULT. Neither the Borrower nor any Subsidiary thereof is in default under or in violation of (i) the provisions of any instrument evidencing any Debt or of any agreement relating thereto or (ii) any judgment, order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority, in each case which default or violation could reasonably be expected to have a Material Adverse Effect. There is in effect no waiver or waivers with respect to any loan agreement, indenture, mortgage, security agreement, lease or other agreement or obligation to which the Borrower or any Restricted Subsidiary thereof is a party which is limited as to duration or is subject to the fulfillment of any condition which if not in effect could reasonably be expected to have a Material Adverse Effect.

                  7.5. TITLE TO PROPERTIES. The Borrower and each Restricted Subsidiary have good and indefeasible title to, or valid leasehold interests in, its respective material real and personal Properties, in each case, purported to be owned or leased by it, as the case may be, free of any Liens except those permitted in Section 10.1. All Leases necessary for the conduct of the business of the Borrower and each Restricted Subsidiary are valid and subsisting and are in full force and effect. Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  7.6. PAYMENT OF TAXES. The Borrower and each Subsidiary thereof has filed or caused to be filed all federal, state, provincial and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with GAAP in the manner required by
Section 9.10.

                  7.7. CONFLICTING OR ADVERSE AGREEMENTS OR RESTRICTIONS. Neither Borrower nor any Subsidiary thereof is a party to any contract or agreement or subject to any restriction which could reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by Borrower or any Subsidiary of the Loan Documents to which it is a party nor the consummation by it of the transactions contemplated thereby nor its fulfillment and compliance with the respective terms, conditions and provisions thereof will
(i) result in a breach of, or constitute a default under, the provisions of (a) any order, writ, injunction or decree of any court which is applicable to it or
(b) any material contract or agreement to which it is a party or by which it is bound, (ii) result in or require the creation or imposition of any Lien on any of its property pursuant to the express provisions of any material agreement to which it is a party or (iii) result in any violation by it of (a) its charter, bylaws or other organizational documents or (b) any Law or regulation of any Governmental Authority applicable to it.

                  7.8. AUTHORIZATION, VALIDITY, ETC. The Borrower and each Subsidiary thereof has the power and authority to make, execute, deliver and carry out the Loan Documents to which it is a party and the transactions contemplated therein and to perform its obligations thereunder and all such action has been duly authorized by all necessary proceedings on its part. The Loan Documents to which it is a party have been duly and validly executed and delivered by the Borrower and each Subsidiary thereof and constitute valid and legally binding agreements of the Borrower and each Subsidiary thereof enforceable in accordance with their respective terms, except as limited by Debtor Laws.

                  7.9. INVESTMENT COMPANY ACT NOT APPLICABLE. Neither Borrower nor any Subsidiary thereof is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  7.10. PUBLIC UTILITY HOLDING COMPANY ACT NOT APPLICABLE. Neither Borrower nor any Subsidiary thereof is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", or a "public utility", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  7.11. MARGIN STOCK. Neither the Borrower nor any Subsidiary thereof is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used
(a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Debt which was originally incurred to purchase or carry any such Margin Stock;
(c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or X; or (d) to acquire any security of any Person who is subject to Sections 13 and 14 of the Securities Exchange Act. After applying the proceeds of each Loan, not more than twenty-five percent (25%) of the value (as determined in accordance with Regulation U) of the Borrower's assets is represented by Margin Stock. Neither the Borrower nor any Subsidiary thereof, nor any Person acting on behalf of the Borrower or any Subsidiary, has taken or will take any action which might cause any Loan Document to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System.

                  7.12. ERISA. Neither the Borrower nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to, and neither the Borrower and each ERISA Affiliate nor any ERISA Affiliate has any liability or obligation with respect to any PBGC Plan, Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any present intention to establish a PBGC Plan, a Multiemployer Plan or a Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA). The Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to each Plan, including the fiduciary provisions thereof, and each Plan is, and has been, maintained in compliance in all material respects with ERISA and, where applicable, the Code. Full payment when due has (and, on the Closing Date will have) been made of all amounts which the Borrower and each ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

                  7.13. FULL DISCLOSURE. All information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary thereof in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is (including, without limitation, the Information Memorandum) and all other such information hereafter furnished by or on behalf of the Borrower or any Subsidiary thereof in writing to the Agent or any Bank will be, (a) true and accurate in all material respects on the date as of which such information is dated or certified and (b) taken as a whole with all such written information provided to the Agent or any Bank, not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to the Borrower or any Subsidiary which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other written documents, information or certificates furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby.

                  7.14.    ENVIRONMENTAL MATTERS.

                  (a) Neither the Borrower nor any Subsidiary thereof (i) has received any summons, citation, directive, letter, notice or other form of communication, or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually, or in the aggregate, have a Material Adverse Effect arising in connection with (A) any noncompliance with, or violation of, the requirements of any Environmental Protection Statute; (B) the release, or threatened release, of any Hazardous Materials into the environment; or (C) the existence of any Environmental Lien on any Property of the Borrower or any Subsidiary; or (ii) has any actual or, to its knowledge, threatened liability to any Person under any Environmental Protection Statute which would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Borrower and each Subsidiary thereof has obtained all consents, licenses or permits which are required under all Environmental Protection Statutes (including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials), except to the extent that failure to have or obtain any such consent, license or permit does not have a Material Adverse Effect. The Borrower and each Subsidiary thereof is in compliance with all terms and conditions of the consents, licenses or permits required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure to comply does not have a Material Adverse Effect.

                  7.15. PERMITS AND LICENSES. All material permits, licenses and other Governmental Approvals necessary for the Borrower and its Restricted Subsidiaries to carry on their respective businesses have been obtained and are in full force and effect and neither the Borrower nor any Subsidiary is in material breach of the foregoing. The Borrower and each Restricted Subsidiary thereof own, or possess adequate licenses or other valid rights to use, all trademarks, trade names, service marks, copyrights, patents and applications therefore which are material to the conduct of the business, operations or financial condition of the Borrower or such Restricted Subsidiary.

                  7.16. SOLVENCY. As of the Closing Date, upon giving effect to the execution and delivery of the Loan Documents by each party thereto, the following are true and correct:

                  (a) The fair saleable value of the assets of the Borrower and each Subsidiary exceeds the amount that will be required to be paid on, or in respect of, the existing debts and other liabilities (including, without limitation, pending or overtly threatened litigation in reasonably foreseeable amounts in excess of effective insurance coverage and all other contingent liabilities) of the Borrower and each Subsidiary as they mature;

                  (b) The assets of the Borrower and each Subsidiary do not constitute unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs, taking into account the particular capital requirements of the business conducted by it, and reasonably projected capital requirements and capital availability thereof; and

                  (c) Neither the Borrower, nor any Subsidiary, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash reasonably expected to be received by the Borrower and such Subsidiary, as the case may be, and of amounts reasonably expected to be payable on or in respect of debt of the Borrower and such Subsidiary, as the case may be).

                  7.17. CAPITAL STRUCTURE. As of the Closing Date, the Borrower owns the percentage of all classes of Capital Stock of each Subsidiary and the ownership of each such Subsidiary and the ownership of Borrower as of the date hereof is as set forth on Schedule 7.17 attached hereto. Except for the Subsidiaries described on Schedule 7.17 or as otherwise notified to the Agent in writing pursuant to Section 9.1(i), the Borrower has no other Subsidiaries. As of the Closing Date, Borrower has no partnership or joint venture interests in any other Person except as set forth in Schedule 7.17. All of the issued and outstanding shares of Capital Stock of the Borrower and each Subsidiary are fully paid and nonassessable and, except as created by the Pledge Agreements are free and clear of any Lien. As of the Closing Date, each Non-Guaranteeing Restricted Subsidiary is set forth on Schedule 7.17.

                  7.18. INSURANCE. The Borrower and each Subsidiary maintain insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar business and which are similarly situated ("Similar Businesses") with financially sound and reputable insurance companies and associations (or as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on), and in such amounts as such insurance is usually carried by Similar Businesses. Schedule 7.18 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance which are then due and payable have been paid except for such premiums as are subject to good faith dispute and the coverage of which remains in force, except as to trivial and insignificant coverage scope.

                  7.19. COMPLIANCE WITH LAWS. The business and operations of the Borrower and each Restricted Subsidiary as conducted at all times have been and are in compliance in all respects with all applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  7.20. NO CONSENT. Except to the extent the same has already been obtained, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery and performance by the Borrower or any Subsidiary thereof of this Agreement or any other Loan Document to which it is a party, the borrowings hereunder or issuance of Letters of Credit, in each case as contemplated herein, or the effectuation of the transactions contemplated under any Loan Document to which it is a party.

         8.       CONDITIONS.

                  8.1. CLOSING DATE. The obligations of the Banks to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 13.18):

                  (a) Approvals. The Borrower shall have obtained all orders, approvals or consents of all Persons required for the execution, delivery and performance by the Borrower and each Subsidiary of each Loan Document to which it is a party.

                  (b) Compliance with Law. The business and operations of the Borrower and each Subsidiary as conducted at all times relevant to the transactions contemplated by this Agreement to and including the close of business on the Closing Date shall have been and shall be in compliance (other than any failure to be in compliance that could not reasonably be expected to result in a Material Adverse Effect) with all applicable Laws. No Law shall prohibit the transactions contemplated by the Loan Documents. No order, judgment or decree of any Governmental Authority, and no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Borrower or any Subsidiary, shall exist that could reasonably be expected to have a Material Adverse Effect.

                  (c) Officer's Certificate. On the Closing Date, the Agent shall have received a certificate dated the Closing Date of a Responsible Officer of the Borrower (with a copy thereof for each Bank) certifying that (i) there has not occurred a material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries or in the facts and information regarding such Persons as represented in the Borrower's most recent annual audited financial statements dated February 2, 2002, (ii) the Borrower and its Restricted Subsidiaries are in compliance with all existing financial obligations,
         (iii) no Default or Event of Default shall have occurred and be continuing, and (iv) the representations and warranties of the Borrower and each Restricted Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) shall be true and correct on and as of the Closing Date.

                  (d) Insurance. On the Closing Date, the Agent shall have received all such information as the Agent shall reasonably request concerning the insurance maintained by the Borrower and each Subsidiary.

                  (e) Payment of Fees and Expenses. Payment of (i) all fees due and owing and described in Section 5 hereof and (ii) the reasonable expenses of, or incurred by, the Agent and counsel, to the extent billed as of the Closing Date, to and including the Closing Date in connection with the negotiation and closing of the transactions contemplated herein.

                  (f)      [Intentionally omitted]

                  (g) Canadian Term Credit Facility. The conditions set forth in Section 8.1 of the Canadian Term Credit Facility shall be satisfied (or waived pursuant to the terms thereof), which agreement shall be on terms and conditions reasonably satisfactory to the Banks.

                  (h) Existing Credit Agreement. Contemporaneous with, and with the initial use of the proceeds from, the initial Borrowing, the Borrower shall have terminated and repaid in full of the Existing Credit Agreement, and replaced, or, satisfactory to the Agent, otherwise provided for, the letters of credit issued and outstanding thereunder.

                  (i) Required Documents and Certificates. On the Closing Date, the Banks shall have received the following, in each case in form, scope and substance satisfactory to the Banks:

                           (i) this Agreement executed and delivered on behalf of each party hereto;

                           (ii) the Guaranty, executed and delivered by each Restricted Subsidiary (other than any Non-Guaranteeing Restricted Subsidiary, Moores The Suit People U.S., Inc. and Chelsea Market Systems LLC) existing as of the Closing Date;

                           (iii) the Pledge Agreement, executed and delivered on behalf of each party thereto, together with (y) any certificates representing all shares of such stock so pledged and for each such certificate a stock power executed in blank and (z) any instruments evidencing Debt so pledged;

                           (iv) an Officer's Certificate from the Borrower, each Guarantor and each Pledgor dated as of the Closing Date certifying, inter alia, (A) Articles of Incorporation or Bylaws (or equivalent corporate documents), as amended and in effect of such Person; (B) resolutions duly adopted by the Board of Directors of such

                  Person authorizing the transactions contemplated by the Loan Documents to which it is a party and (C) the incumbency and specimen signatures of the officers of such Person executing documents on its behalf;

                           (v) a certificate from the appropriate public official of each jurisdiction in which the Borrower and each Subsidiary is organized as to the continued existence and good standing of such Person;

                           (vi) a certificate from the appropriate public official of each jurisdiction in which the Borrower and each Subsidiary is authorized and qualified to do business as to the due qualification and good standing of such Person, where failure to be so qualified or certified is reasonably likely to have a Material Adverse Effect;

                           (vii) legal opinions in form, substance and scope satisfactory to the Agent from counsel for, and issued upon the express instructions of, the Borrower;

                           (viii) certified copies of Requests for Information of Copies (Form UCC-11), or equivalent reports, for the States of Delaware, Texas and California listing all effective financing statements which name the Borrower and each Subsidiary (under its present name, any trade names and any previous names) as debtor and which are filed, together with copies of all such financing statements;

                           (ix) the Intercreditor Agreement, duly executed and delivered by the parties thereto;

                           (x)      the financial statements referred to in
                  Section 7.2; and

                           (xi) any other documents reasonably requested by the Agent prior to the Closing Date.

                  In addition, as of the Closing Date, all legal matters incident to the transactions herein contemplated shall be satisfactory to the Agent and the Banks.

                  The Agent shall notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Banks to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 13.18) at or prior to 3:00 p.m., Houston time, on January 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  8.2. CONDITIONS TO EACH LOAN AND LETTER OF CREDIT. The obligation of the Banks to make, continue and convert each Loan and of the Issuing Bank to issue, renew and extend any Letter of Credit (or any amendment which increases the Stated Amount thereof), is subject to the following conditions:

                  (a) Representations True and No Defaults. (i) The representations and warranties of the Borrower and each Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) shall be true and correct on and as of the particular Borrowing Date or the applicable Conversion/Continuation Date or on the date of issuance, renewal or extension of any Letter of Credit, as the case may be, as though made on and as of such date; (ii) no event has occurred since the date of the most recent financial statements delivered pursuant to
         Section 9.1(a) (or in the case of a Borrowing prior to the delivery of such statements, February 4, 2002), that has caused or could reasonably be expected to cause a Material Adverse Effect; and (iii) no Event of Default or Default shall have occurred and be continuing or result therefrom.

                  (b) Borrowing Documents. On each Borrowing Date, the Agent shall have received a Notice of Borrowing in respect of the Revolving Loans delivered in accordance with Section 2.2.

                  (c) Conversion/Continuation Documents. On each Conversion/Continuation Date, the Agent shall have received a Notice of Rate Change/Continuation.

                  (d) Letter of Credit Documents. On the date of the issuance, renewal or extension of any Letter of Credit (or any amendment which increases the Stated Amount thereof), the Agent shall have received a Letter of Credit Request, delivered in accordance with
         Section 2.4.

         9. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Loan shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, the Borrower will:

                  9.1. REPORTING AND NOTICE REQUIREMENTS. Furnish to the Agent (with a copy for each Bank) for delivery to the Banks:

                  (a) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower (excluding the fourth quarter), consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of earnings, shareholders' equity and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year of the Borrower and ending with the end of such fiscal quarter, setting forth in each case in comparative form corresponding consolidated figures for the corresponding period in the immediately preceding Fiscal Year of the Borrower, all in reasonable detail and certified by a Responsible Officer as presenting fairly the consolidated financial position of the Borrower and its Subsidiaries as of the date indicated and the results of their operations for the period indicated in conformity with GAAP, consistently applied, subject to changes resulting from year-end audit adjustments.

                  (b) Annual Financial Statements. As soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year of the Borrower, audited consolidated statements of earnings, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, and audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case in comparative form corresponding consolidated figures for the immediately preceding year, all in reasonable detail and satisfactory in form, substance, and scope to the Agent, together with the unqualified opinion of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower stating that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the date indicated and the consolidated results of their operations and cash flow for the period indicated in conformity with GAAP, consistently applied (except for such inconsistencies which may be disclosed in such report), and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (c) Consolidated Statements. In the event that the Borrower or any of its Restricted Subsidiaries have made an Investment in an Unrestricted Subsidiary and such Investment continues to be outstanding, consolidated financial statements (balance sheets, statements of earnings, shareholders' equity and cash flow) of the Borrower and Restricted Subsidiaries. The consolidated financial statements referred to in this Section 9.1(c) will be provided within the time frame specified in Section 9.1(a) or 9.1(b), as appropriate, but will not be subject to audit and will not include customary footnotes.

                  (d) Compliance Certificate. Together with the delivery of any information required by Subsection (a) and Subsection (b) of this
         Section 9.1, a certificate in the form of Exhibit D hereto signed by a Responsible Officer, (i) stating that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto; and (ii) setting forth such schedules, computations and other information as may be required to demonstrate that the Borrower is in compliance with its covenants in Sections 10.2, 10.3, 10.5, 10.13 and 10.14 hereof.

                  (e) Notice of Default. Promptly after any Responsible Officer or the Corporate Controller of the Borrower knows or has reason to know that any Default or Event of Default has occurred, a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action which the Borrower has taken or proposes to take with respect thereto.

                  (f) Notice of Litigation. Promptly after any Responsible Officer or the Corporate Controller of the Borrower or of any Subsidiary obtaining knowledge of the commencement thereof, notice of any litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature which involves the reasonable possibility of any judgment or liability which could have a Material Adverse Effect and which notice does not require a waiver of the attorney-client privilege in respect of such litigation, proceeding or investigation, and upon request by the Agent or any Bank, details regarding such litigation which are satisfactory to the Agent or such Bank.

                  (g) Securities Filings. Promptly after the sending or filing thereof and in any event within fifteen (15) days thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports (including each regular and periodic report (excluding registration statements on Form S-8)) and each registration statement or prospectus, which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange.

                  (h) ERISA Notices, Information and Compliance. The Borrower will, and will cause each of its ERISA Affiliates to deliver to the Agent, as soon as possible and in any event within ten (10) days after the Borrower or any of its ERISA Affiliates knows of the occurrence of any of the following, a certificate of the chief financial officer of the Borrower (or, if applicable, of the ERISA Affiliate) setting forth the details as to such occurrence and the action, if any, which the Borrower or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed with or by the Borrower, an ERISA Affiliate, the PBGC or plan administrator with respect thereto:

                           (i) the establishment or adoption of any PBGC Plan, Multiemployer Plan or Multiple Employer Plan by the Borrower or any ERISA Affiliate on or after the Effective Date (a "Future Plan");

                           (ii) the occurrence of an ERISA Event with respect to any Future Plan;

                           (iii) the existence of an accumulated funding deficiency (within the meaning of Section 302 of ERISA) with respect to any Future Plan as determined as of the end of each Fiscal Year of the Future Plan;

                           (iv)     the making of an application to the
                  Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or extension of any amortization period under
                  Section 412 of the Code with respect to any Future Plan;

                           (v)      the institution of a proceeding pursuant to
                  Section 515 of ERISA to collect delinquent contributions from the Borrower or an ERISA Affiliate with respect to a Future Plan;

                           (vi)     the occurrence of any "prohibited
                  transaction" as described in Section 406 of ERISA or in
                  Section 4975 of the Code, in connection with any Plan or any trust created thereunder; or

                           (vii) the failure to pay when due all amounts that the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as a contribution to such Plan.

                  Upon written request of the Agent, the Borrower will and will cause its ERISA Affiliates to obtain and deliver to the Agent, as soon as possible and in any event within ten (10) days from receipt of the request, a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service and copies of any other reports or notices which the Borrower or an ERISA Affiliate files with the Internal Revenue Service, PBGC or the United States Department of Labor or which the Borrower or an ERISA Affiliate receives from such Governmental Authority.

                  (i) Notice of New Subsidiaries. Within ten (10) days after the formation or acquisition of any Subsidiary of the Borrower, a certificate of a Responsible Officer notifying the Agent of such event.

                  (j) Notice of Material Adverse Effect. Promptly after any Responsible Officer or the Corporate Controller of the Borrower knows or has reason to know of the occurrence of any action or event which may cause a Material Adverse Effect, a written statement of the Responsible Officer of the Borrower setting forth the details of such action or event and the action which the Borrower has taken or proposes to take with respect thereto.

                  (k)      Eurodollar Rate Margin Certificate. Within fifty-five
         (55) days after the end of each fiscal quarter of the Borrower, a certificate in the form of Exhibit E hereto signed by a Responsible Officer, (i) setting forth (x) the ratio of Adjusted Debt to EBITDA plus Base Rent Expense for the four immediately preceding fiscal quarterly periods ending on such fiscal quarter, and (y) the resultant Applicable Margin determined as of the end of the relevant fiscal quarter for the four fiscal quarters ending on such date and (ii) setting forth such computations and other financial information as may be required to determine such ratio of Adjusted Debt to EBITDA plus Base Rent Expense.

                  (l) Other Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

                  9.2.     CORPORATE EXISTENCE. Except as otherwise permitted by
Section 10.4, remain, and cause each Restricted Subsidiary to remain, (i) a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with the power to own its properties and to carry on its business; and (ii) duly qualified to do business and in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect.

                  9.3. BOOKS AND RECORDS. Maintain, and cause each Subsidiary to maintain, complete and accurate books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all its dealings and business affairs.

                  9.4. INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance of such types as Similar Businesses with financially sound and reputable insurance companies and associations (or as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on), including without limitation public liability insurance, casualty insurance against loss or damage to its Properties, assets and businesses now owned or hereafter acquired, and business interruption insurance, and in such amounts as such insurance is usually carried by Similar Businesses.

                  9.5. RIGHT OF INSPECTION. In each case subject to the last sentence of this Section 9.5, from time to time during regular business hours upon reasonable notice to the Borrower and at no cost to the Borrower (unless a Default or Event of Default shall have occurred and be continuing at such time) permit, and cause each Subsidiary to permit, any officer, or employee of, or agent designated by, the Agent or any Bank to visit and inspect any of the Properties of the Borrower or any Subsidiary, examine the Borrower's or such Subsidiary's corporate books or financial records, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Borrower or any Subsidiary with the Borrower's or such Subsidiary's officers or certified public accountants (subject to the agreement of such accountants), all as often as the Agent or any Bank may reasonably desire. At the request of the Agent, the Borrower will use its best efforts to assure that its certified public accountants agree to meet with the Banks to discuss such matters related to the affairs, finances and accounts of the Borrower or any Subsidiary as they may request; provided that a representative of the Borrower shall be present during any such discussions with such certified public accountants. Each of the foregoing inspections shall be made subject to compliance with applicable safety standards and the same conditions applicable to Borrower or any Restricted Subsidiary in respect of property of that Borrower or any Restricted Subsidiary on the premises of Persons other than Borrower or any Restricted Subsidiary, and all information, books and records furnished or requested to be furnished, or of which copies, photocopies or photographs are made or requested to be made, all information to be investigated or verified and all discussions conducted with any officer, employee or representative of Borrower or any Restricted Subsidiary shall be subject to any applicable attorney-client privilege exceptions which Borrower or any Restricted Subsidiary determines is reasonably necessary and compliance with conditions to disclosures under non-disclosure agreements between any Borrower or any Restricted Subsidiary and Persons other than Borrower or any Restricted Subsidiary and the express undertaking of each Person acting at the direction of or on behalf of any Bank or Agent to be bound by the confidentiality provisions of Section 13.21 of this Agreement.

                  9.6. MAINTENANCE OF PROPERTY. At all times maintain, preserve, protect and keep, and cause each Restricted Subsidiary to at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its Property in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time, will make, or cause to be made, all repairs, renewals, replacements, extensions, additions, betterments and improvements to its Property as are appropriate, so that each of (a) (i) the Borrower and (ii) the Borrower and its Restricted Subsidiaries, taken as a whole, maintain their current line of business, and (b) the business carried on in connection therewith may be conducted properly and efficiently at all times.

                  9.7. GUARANTEES OF CERTAIN RESTRICTED SUBSIDIARIES; PLEDGE AGREEMENTS.

                  (a) Immediately upon the designation, formation or acquisition of any Restricted Subsidiary (and until designated an Unrestricted Subsidiary in accordance with the terms hereof), cause such Restricted Subsidiary to provide to the Agent for the benefit of the Banks a guaranty of the obligations of the Borrower under this Agreement which shall be in the form of the guaranty supplement which is set forth as Exhibit A to the Guaranty Agreement attached hereto as Exhibit F (each, as amended from time to time, a "Guaranty"), together with written evidence satisfactory to Agent and its counsel that such Restricted Subsidiary has taken all corporate and other action and obtained all consents necessary to duly approve and authorize its execution, delivery and performance of the Guaranty, any other documents which it is required to execute, and an opinion of counsel to such Restricted Subsidiary in form, scope and substance acceptable to the Agent; provided, however, any Subsidiary organized under the laws of any jurisdiction other than a jurisdiction located in the United States of America (unless treated as a U.S. taxpayer under Section 7701 of the Code and the regulations issued thereunder, or any successor provisions) shall not be required to execute and deliver a Guaranty (any such Restricted Subsidiary herein referred to as a "Non-Guaranteeing Restricted Subsidiary").

                  (b) Immediately upon the designation, formation or acquisition of any Restricted Subsidiary (and until designated an Unrestricted Subsidiary in accordance with the terms hereof) the Borrower and any Restricted Subsidiary which owns any Capital Stock in or Debt of such Restricted Subsidiary will execute and deliver a Pledge Agreement which shall be in the form of the supplement which is set forth as Annex-1 to the Pledge Agreement attached hereto as Exhibit G (as amended from time to time, the "Pledge Agreement") pursuant to which such Capital Stock and Debt shall be pledged as a lien to secure the Obligations, which shall be a first priority lien except for Liens permitted by
Section 10.1(i) (except that, if such Restricted Subsidiary is formed in a jurisdiction outside the United States, such Capital Stock of such Restricted Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Restricted Subsidiary). [Notwithstanding the foregoing, it is agreed that the Capital Stock of Goldon Moores Finance Company shall not be required to be so pledged.] Together with the foregoing, each Pledgor shall deliver to the Agent written evidence satisfactory to the Agent and its counsel that such Pledgor has taken all corporate and other action and obtained all consents necessary to duly approve and authorize its execution, delivery and performance of the Pledge Agreement, any other documents which it is required to execute, and an opinion of counsel to such Pledgor in form, scope and substance reasonably acceptable to the Agent.

                  (c) It is agreed and understood that the agreement of the Borrower under this Section 9.7 to cause any such Restricted Subsidiary to provide to the Agent for the benefit of the Banks a Guaranty and to cause the Capital Stock and Debt of such Restricted Subsidiary to be pledged as security for the Obligations is a condition precedent to the making of the Loans and the issuance of Letters of Credit pursuant to this Agreement and that the entry into this Agreement by the Banks constitutes good and adequate consideration for the provision of such Guaranty and Pledge Agreement.

                  (d) The Borrower represents and warrants that Moores The Suit People U.S., Inc. and Chelsea Market Systems LLC are each a de minimis Subsidiary, and therefore it is agreed that such Subsidiaries shall be Restricted Subsidiaries but shall not be required to execute a Guaranty, nor shall the Capital Stock or Debt thereof be required to be pledged, as of the Closing Date. If there is a substantial increase in the net worth of Moores The Suit People U.S., Inc. or Chelsea Market Systems LLC after the Closing Date, the Borrower agrees to cause such Restricted Subsidiary to become a Guarantor and to cause its Capital Stock and Debt to be pledged upon the request of the Agent.

                  9.8. ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 9.1 are adopted by the Borrower and such changes result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 9.1, Section 10.13,
Section 10.14 or any other provision of this Agreement, deliver to the Agent a reconciliation prepared by a Responsible Officer showing the effect of such changes hereunder; provided that the Borrower and the Banks agree to amend any such affected terms and provisions so as to reflect such changes with the result that the criteria for evaluating Borrower's or such Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made.

                  9.9. PATENTS, TRADEMARKS AND LICENSES. Maintain, and cause each Restricted Subsidiary to maintain, all assets, licenses, patents, copyrights, trademarks, service marks, trade names, permits and other Governmental Approvals necessary to conduct its business except where the failure to so maintain is not reasonably likely to have a Material Adverse Effect.

                  9.10. TAXES; OBLIGATIONS. Pay and discharge, and cause each Subsidiary to pay and discharge, before they become delinquent, all taxes, assessments, and governmental charges or levies imposed upon the Borrower, any Subsidiary or upon the income or any Property of the Borrower or any Subsidiary as well as all material claims and obligations of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of the Borrower or any Restricted Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or any such Subsidiary and, if required under GAAP, the Borrower or any such Subsidiary shall have established adequate reserves therefor.

         10. NEGATIVE COVENANTS. So long as any Loan shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder:

                  10.1. LIENS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume or permit to exist any Lien (including the charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of its Properties, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, other than:

                  (a)      Permitted Liens;

                  (b)      Liens existing on the Closing Date and described on
         Schedule 10.1 attached hereto and made a part hereof and Liens extending the duration of any such existing Lien; provided that the principal amount secured by such Lien is not increased and the extended Lien does not cover any Property of the Borrower or any Restricted Subsidiary which is not covered by the provisions of the instruments, as in effect on the Closing Date, providing for the existing Lien extended thereby;

                  (c) Liens on the related leased assets securing only the Debt permitted by Section 10.2(d) and 10.2(e) hereof, provided such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary;

                  (d)      Liens created by the Pledge Agreement;

                  (e)      [intentionally omitted]

                  (f)      [intentionally omitted]

                  (g) any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures only Debt permitted by Section 10.2(j), (ii) such acquisition constitutes a Permitted Acquisition, (iii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iv) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary, (v) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and (vi) no Default or Event of Default exists or would result therefrom;

                  (h) Liens on fixed or capital assets acquired, constructed, developed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure only Debt permitted by
         Section 10.2(f), (ii) such Liens and the Debt secured thereby are incurred prior to such acquisition or the commercial operations following completion of such construction, development or improvement, whichever occurs latest, (iii) the Debt secured thereby does not exceed the cost of acquiring, constructing, developing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other Property or asset of the Borrower or any Restricted Subsidiary;

                  (i) Liens on the Pledged Collateral (as defined in the Pledge Agreement) securing the Debt permitted by Section 10.2(h), which may be on an equal and ratable basis with Liens created by the Pledge Agreement; and

                  (j) Liens on the Houston Distribution Center incurred in connection with Debt incurred for the expansion, improvement and development thereof; provided that (i) such Liens secure only Debt permitted by Section 10.2(k), (ii) such Liens and the Debt secured thereby are incurred prior to the commercial operations following completion of such construction, development and improvement, (iii) the Debt secured thereby does not exceed of the cost of such construction, development and improvement, and (iv) such Liens shall not apply to any other Property or asset of the Borrower or any Restricted Subsidiary.

                  10.2. DEBT. The Borrower will not create or suffer to exist, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Debt except as set forth below, all of which shall be "Permitted Debt":

                  (a) Debt of the Borrower and the Guarantors to the Banks, the Agent and the Issuing Bank evidenced by any Loan Document;

                  (b) in addition to Debt otherwise permitted to be incurred by the Borrower or any Restricted Subsidiary, as the case may be, by this Section 10.2, unsecured Debt of the Borrower or any Restricted Subsidiary to Persons (other than the Borrower or any Subsidiary) (other than the type of Debt permitted by the other subsections hereof); provided that (i) at no time shall the aggregate outstanding principal amount of all such Debt of the Borrower and the Restricted Subsidiaries permitted by this Section 10.2(b) exceed $50,000,000, (ii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom, and (iii) such Debt shall be on terms no more restrictive than those set forth in the Loan Documents;

                  (c) unsecured Debt of the Borrower to any Guarantor, and unsecured Debt of any Guarantor to the Borrower or any other Guarantor and unsecured Debt of any Non-Guaranteeing Restricted Subsidiary to the Borrower or any Guarantor and unsecured Debt of any Non-Guaranteeing Restricted Subsidiary to any other Non-Guaranteeing Restricted Subsidiary; provided that (i) in each case the term and provisions of such Debt shall be subject to Section 10.8, (ii) any such unsecured Debt of the Borrower or any Guarantor shall be expressly subordinated in form and substance satisfactory to the Agent to the Obligations,
         (iii) any such unsecured Debt is incurred when no Default or Event of Default exists or would result therefrom, and (iv) the aggregate principal amount of all Debt of the Non-Guaranteeing Restricted Subsidiaries to the Borrower and the Guarantors shall be subject to
         Section 10.5(i) and shall be evidenced by promissory notes pledged as a lien to the Agent to secure the Obligations, which shall be a first priority lien except for Liens permitted by Section 10.1(i);

                  (d) Capitalized Lease Obligations of the Borrower or any Restricted Subsidiary; provided that at no time shall the aggregate outstanding amount of Debt of the Borrower and its Restricted Subsidiaries incurred pursuant to this Section 10.2(d) exceed 5% of Consolidated Net Worth, as measured on a pro forma basis at the time of each incurrence;

                  (e) Debt relating to Sale and Lease-Back Transactions permitted under Section 10.6(c);

                  (f) Debt of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction, development or improvement of any fixed or capital assets (excluding Capital Lease Obligations, Debt related to Sale and Lease-Back Transactions and Debt of the type permitted by Section 10.2(j)); provided that (i) such Debt is incurred prior to such acquisition or the commercial operations following completion of such construction, development or improvement, whichever occurs the latest, and (ii) the aggregate outstanding principal amount of all Debt incurred pursuant to this clause (f) shall not exceed 4% of Consolidated Net Worth, as measured on a pro forma basis at the time of each such incurrence;

                  (g) other unsecured Debt of the Borrower or any Restricted Subsidiary to Persons (other than the Borrower or any Subsidiary) (other than the type of Debt permitted under the other subsections hereof) provided that (i) such Debt shall not require any principal payment, repurchase, redemption or defeasance prior to (or the deposit of any payment or property or sinking fund payment in respect of), or have a maturity shorter than, two years after the then scheduled Maturity Date existing on the incurrence thereof, (ii) such Debt shall be on terms no more restrictive than those set forth in the Loan Documents, (iii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom, and (iv) such Debt shall be expressly subordinated to the payment of the Obligations on terms acceptable to the Agent;

                  (h) Debt of Golden Moores Finance Company under the Canadian Term Credit Facility in an aggregate principal amount not to exceed CDN$62,000,000, including unsecured guarantees thereof;

                  (i) unsecured Debt of one or more Non-Guaranteeing Restricted Subsidiaries under one or more revolving credit facilities, letter of credit facilities, bankers' acceptance facilities or similar working capital facilities in an aggregate principal amount not to exceed at any time outstanding CDN$10,000,000, including an unsecured guarantees thereof by the Borrower or any such Subsidiaries;

                  (j) Debt assumed in connection with an Acquisition permitted by Section 10.13; provided that (i) such Debt existed prior to such Acquisition and is not created in contemplation of or in connection with such Acquisition, (ii) the aggregate outstanding principal amount of all Debt permitted by this Section 10.2(j) shall not exceed 4% of Consolidated Net Worth, as measured on a pro forma basis at the time of each such incurrence, (iii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom, and (iv) prior to such incurrence the Borrower shall deliver to the Agent an Officer's Certificate setting forth calculations evidencing pro forma compliance with Section 10.14;

                  (k) Debt of the Borrower incurred to finance the expansion, improvement and development of the Houston Distribution Center; provided that (i) such Debt is incurred at or prior to the commercial operations following completion of such expansion, improvement and development and (ii) the aggregate amount of Debt permitted by this clause (k) shall not exceed $30,000,000 at any time outstanding;

                  (l) the Hedging Obligations of the Borrower and any Restricted Subsidiary that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Debt that is permitted by this Agreement to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Debt or any receivable or liability to which such Hedging Obligation relates; provided that such obligations are entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities; and

                  (m) the letters of credit identified on Schedule 10.2 attached hereto, without giving effect to any extension, renewal, replacement or increase to any such letter of credit;

         ; provided, however, in no event shall the aggregate principal amount of Debt (excluding Debt permitted by Section 10.2 (c), (h), (i) and
         (l)) of the Non-Guaranteeing Restricted Subsidiaries exceed $2,000,000 at any one time outstanding.

                  For purposes of this Section 10.2, any Debt (1) which is extended, renewed or refunded shall be deemed to have been incurred when extended, renewed or refunded, (2) of a Person (other than the Borrower or a Restricted Subsidiary) when it becomes, or is merged into, or is consolidated with a Restricted Subsidiary or the Borrower shall be deemed to have been incurred at that time, (3) which is permitted by Section 10.2(c) and which is owing to a Restricted Subsidiary when it ceases to be a Restricted Subsidiary shall be deemed to have also been incurred at that time, (4) of a Restricted Subsidiary which is owing to the Borrower or any other Restricted Subsidiary shall be deemed to also have been incurred at the time the Borrower or such other Restricted Subsidiary disposes of such Debt to any Person other than the Borrower or a Restricted Subsidiary, and (5) which is Debt of the Borrower or a Restricted Subsidiary consisting of a reimbursement obligation in respect of a letter of credit or similar instrument shall be deemed to be incurred when such letter of credit or similar instrument is issued.

                  10.3. RESTRICTED PAYMENTS. The Borrower will not directly or indirectly, and will not permit any Restricted Subsidiary to directly or indirectly, declare or make any dividend payment or other distribution of Properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock of or any partnership or other interest in the Borrower or any Subsidiary, or purchase, redeem, retire or otherwise acquire for value (or permit any Subsidiary to do so) any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants, rights or options to acquire any such Capital Stock, partnership interests or other interests, now or hereafter issued, outstanding or created (all the foregoing being herein collectively referred to as "Restricted Payments"); provided that:

                  (a) the Borrower and each Subsidiary may declare and make any dividend payment or other distribution payable in common stock of the Borrower or any Subsidiary to the extent that such dividends in stock are payable only with respect to stock of the same type or class,

                  (b) the Borrower and each Restricted Subsidiary (if such Preferred Stock is issued to the Borrower or any wholly-owned Restricted Subsidiary) may pay or declare any dividend in respect of Preferred Stock of the Borrower or such Restricted Subsidiary,

                  (c) any Subsidiary may declare and make a dividend or other distribution to the Borrower or any Restricted Subsidiary; provided that no Guarantor may declare and make a dividend or other distribution to any Non-Guaranteeing Restricted Subsidiary, unless such dividend or distribution is simultaneously dividended to the Borrower or another Guarantor,

                  (d) from and after the Closing Date the Borrower may repurchase shares of its common stock; provided that after giving effect to any such payments pursuant to this Section 10.3(d) the Available Amount shall not be less than zero,

                  (e) from and after the Closing Date the Borrower may purchase, redeem or otherwise acquire shares of Capital Stock in connection with the payment for the exercise of options granted to an employee or director pursuant to an employee or director stock option plan or withhold shares otherwise issuable upon the exercise of an option in connection with the payment of any federal or state taxes resulting from the exercise of any such option; provided that after giving effect to any such payments pursuant to this Section 10.3(e) the Available Amount shall not be less than zero (for the avoidance of doubt, the parties hereto acknowledge that the provisions of this
         Section 10.3(e) are not intended to limit broker assisted cashless exercises of stock options granted to an employee or director (i.e. sales by a broker of shares of Capital Stock subject to any such options, with the option exercise price

         (plus any applicable federal or state taxes resulting from the exercise) paid to the Borrower and any remaining sales proceeds paid to the employee or director); and

                  (f) from and after the Closing Date, the Borrower may make payments not to exceed an aggregate amount of $500,000 to its shareholders required in connection with any stock split or stock dividend with respect to its common stock in order to avoid the issuance of fractional shares of its common stock, further provided however that prior to and after giving effect to any such proposed Restricted Payment, (other than (i) subsection (b) with respect to Preferred Stock issued to the Borrower and subsection (c) and (ii) with respect to subsection (a) and subsection (b), regarding Preferred Stock issued to other than the Borrower, as determined on the date of declaration) no Default or Event of Default has occurred or would exist as a result thereof.

                  10.4. MERGERS; CONSOLIDATIONS; SALE OR OTHER DISPOSITIONS OF ALL OR SUBSTANTIALLY ALL ASSETS. The Borrower will not, and will not permit any Restricted Subsidiary to, merge, amalgamate or consolidate with or into any other Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (i.e., assets which could not otherwise be disposed of pursuant to Section 10.6) (whether now owned or hereafter acquired) to any other Person; provided that:

                  (a) any Restricted Subsidiary may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to, any Guarantor (provided that in the case of any such merger, amalgamation or consolidation, the Guarantor shall be the surviving entity);

                  (b) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any Person; provided that the surviving entity shall be a Guarantor, further provided that prior to and after giving effect thereto, no Default or Event of Default has occurred or would exist;

                  (c) any Restricted Subsidiary may merge, amalgamate or consolidate with or into or transfer all or substantially all of its assets to the Borrower (provided that in the case of any such merger, amalgamation or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity);

                  (d) the Borrower may merge, amalgamate or consolidate with or into any Person; provided that in the case of any such merger, amalgamation or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity and, further provided that prior to and after giving effect thereto, no Default or Event of Default has occurred or would exist; and

                  (e) any Non-Guaranteeing Restricted Subsidiary may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to, any other Non-Guaranteeing Restricted Subsidiary;

                           provided, further, upon compliance with any of the foregoing clauses (a) through (e), the non-surviving or transferor entity may be dissolved or liquidated, as applicable.

                  10.5. INVESTMENTS, LOANS AND ADVANCES. The Borrower will not, and will not permit any Restricted Subsidiary to, (i) (a) make or permit to remain outstanding any Investment in, (b) endorse, or otherwise be or become contingently liable, directly or indirectly, for the payment of money or the obligations, stock or dividends of, (c) own, purchase or acquire any Capital Stock, obligations, evidences of indebtedness or securities of, or any other equity interest in (including any option, warrant or other right to acquire any of the foregoing), or (d) make or permit to remain outstanding any capital contribution to, any Person (other than in the Borrower or a Guarantor), or (ii) otherwise make, incur, create, assume or suffer to exist any Investment in any other Person (other than in the Borrower or a Guarantor), (excluding, in any event, the contingent liability of a general partner for the obligations of its partnership arising under law due to the nature of its general partnership interest) (collectively, "Restricted Investments"), except that:

                  (a) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding Restricted Investments to the extent within the restrictions of, and permitted by, Sections 10.4 and 10.6;

                  (b) the Borrower or any Restricted Subsidiary may acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Restricted Subsidiary;

                  (c) the Borrower or any Restricted Subsidiary may own, purchase or acquire Cash Equivalents;

                  (d) the Borrower or any Restricted Subsidiary may make or permit to remain outstanding guarantees resulting from endorsement of instruments for collection in the ordinary course of business;

                  (e) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding loans to employees (not including payments covered by subsection (f) of this Section 10.5) made in the ordinary course of business in an aggregate outstanding amount not to exceed at any time $4,000,000;

                  (f) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding payment by the Borrower of premiums on life insurance policies naming George Zimmer as insured as provided for in that certain Split-Dollar Agreement, dated November 25, 1994, among the Borrower, George Zimmer and David Edwab, as Co-Trustee, a copy of which has been delivered to the Agent, and payment by the Borrower of premiums on similar life insurance policies naming David Edwab and Eric Lane as insureds;

                  (g) the Borrower and the Restricted Subsidiaries may make or permit to remain outstanding intercompany loans and advances which are permitted under Section 10.2(c) hereof;

                  (h) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding additional Restricted Investments (other than the types of Restricted Investments permitted under Subsections (a) through (g) and (i) hereof) (including, without limitation, Restricted Investments in Unrestricted Subsidiaries), provided that after giving effect to any such Restricted Investments of the Borrower and its Restricted Subsidiaries made after the Closing Date the Available Amount shall not be less than zero and the Adjusted Available Amount shall not be less than zero; provided that, prior to and immediately after making such Restricted Investments, no Default or Event of Default has occurred and is continuing or would exist; and

                  (i) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding Restricted Investments in Non-Guaranteeing Restricted Subsidiaries, provided that all such Restricted Investments of the Borrower, the Term Borrower and the Guarantors made after the Closing Date shall not exceed $50,000,000 in the aggregate; provided that, prior to and immediately after making such Restricted Investments, no Default or Event of Default has occurred and is continuing or would exist;

         provided if such Restricted Investment also constitutes an Acquisition as that term is defined under Section 10.13 (other than an Acquisition of a Person simultaneously properly designated as an Unrestricted Subsidiary), such Restricted Investment will be governed by Section
         10.13 hereof in lieu of this Section 10.5.

                  10.6. SALE OR OTHER DISPOSITION OF LESS THAN SUBSTANTIALLY ALL ASSETS; SALE AND LEASEBACKS. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, lease, exchange, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) part, but less than all or substantially all, of its respective Property to any other Person (whether now owned or hereafter acquired); provided however that:

                  (a) the Borrower or any Restricted Subsidiary may in the ordinary course of business dispose of Property to Persons (other than the Borrower or any Restricted Subsidiary, as to which the provisions of Section 10.6(e) shall apply) consisting of (i) Inventory, (ii) goods or equipment that are, in the reasonable opinion of the Borrower or such Restricted Subsidiary, obsolete or unproductive or utilized as trade-in for goods or equipment of at least comparable value, and (iii) (except in connection with any Sale and Lease-Back Transaction, which shall be governed solely by Subsection (c) hereof) other assets if, after giving effect to such sale, exchange, transfer or other disposition (1) the aggregate Fair Market Value (without duplication) of (A) all assets of the Borrower and its Restricted Subsidiaries sold, exchanged, transferred or otherwise disposed of pursuant to this
         Section 10.6(a)(iii) (on a consolidated basis) during the period of 12 consecutive months previously preceding such sale, exchange, transfer or other disposition and (B) the assets of all Restricted Subsidiaries, the stock of which have been sold or otherwise disposed of pursuant to this Section 10.6(a)(iii) during such 12 month period shall not exceed 5% of Consolidated Net Worth as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition, (2) the assets described in the foregoing subclauses (A) and (B) shall not have contributed more than 5% of EBITDA for the four most recently completed fiscal quarters taken as a single accounting period;

                  (b) the Borrower may sell, transfer or otherwise dispose of its common stock being held by it as treasury stock;

                  (c) the Borrower may enter into Sale and Lease-Back Transactions with any Person (other than an Unrestricted Subsidiary or a Non-Guaranteeing Restricted Subsidiary) relating to sales of real property and related fixtures and improvements in an aggregate amount (calculated on the basis of Fair Market Value at the time of sale) not exceeding (i) the sum of (A) $16,000,000 for the Fiscal Year 1998 plus
         (B) $3,000,000 for each Fiscal Year thereafter, minus (ii) the aggregate amount sold under Sale and Leaseback Transactions previously entered into under this Section 10.6(c) or Section 10.6(c) of the Existing Credit Agreement;

                  (d) to the extent such sale, assignment, lease, exchange, transfer or disposition is also a disposition of Properties subject to
         Section 10.3, the Borrower and its Restricted Subsidiaries may make such sale, assignment, lease, exchange, transfer or disposition to the extent permitted by Section 10.3; and

                  (e) the Borrower and its Restricted Subsidiaries may sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) part, but less than all or substantially all, of its respective Property to the Borrower or any other Restricted Subsidiary to the extent within the prohibitions of, and permitted by, Section 10.4 (to the same extent in respect of all or substantially all of its assets) and Section 10.5.

                  10.7. USE OF PROCEEDS. The Borrower will not use, nor permit the use of, all or any portion of any Loan for any purpose except as described in Section 6 hereof.

                  10.8. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate or any shareholder, officer or director of the Borrower or of any Affiliate, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower or such Restricted Subsidiary, as the case may be, and upon fair and reasonable terms that are not less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time from wholly independent and unrelated sources; provided that the foregoing shall not apply to (i) transactions permitted in Section 10.5(f), (ii) the transactions contemplated by the Intercompany Credit Agreements and the Subscription Agreement, and (iii) transactions among the Borrower and Guarantors.

                  10.9. NATURE OF BUSINESS. The Borrower will not, and will not permit any Restricted Subsidiary to, make any material change in its Permitted Business, taken as a whole.

                  10.10. ISSUANCE AND DISPOSITION OF SHARES. The Borrower will not (i) issue or have outstanding, or permit any Restricted Subsidiary to issue or have outstanding, any Preferred Stock or Disqualified Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase, or acquire any Preferred Stock or Disqualified Capital Stock, (ii) or permit any Restricted Subsidiary to, issue, sell or otherwise dispose of options which by their terms require the Borrower or any Restricted Subsidiary to purchase or acquire any Capital Stock or other equity securities, and (iii) permit any Restricted Subsidiary to, issue, sell or otherwise dispose of to any Person other than the Borrower or any Restricted Subsidiary, any shares of its Capital Stock or other equity securities, or any warrants, options, conversion rights or other rights to subscribe for, purchase, or acquire any Capital Stock or other equity securities; provided, however, the foregoing shall not prohibit (a) Preferred Stock of the Borrower which is not Disqualified Capital Stock, (b) stock options granted under employee or director stock option plans which provide that the exercise price may be paid with shares of the Borrower's common stock or that the optionee may satisfy any withholding tax requirements upon exercise of the option by having the Borrower withhold shares otherwise issuable upon such exercise, and (c) Preferred Stock of any Restricted Subsidiary owned by the Borrower or by any wholly owned Restricted Subsidiary. The Borrower will not permit any Restricted Subsidiary to issue or have outstanding any Capital Stock (other than to the Borrower or a wholly-owned Restricted Subsidiary) and will not permit any Person (other than the Borrower or a wholly-owned Restricted Subsidiary) to own any Capital Stock of a Restricted Subsidiary, except for (1) directors' qualifying shares and (2) after the Closing Date, shares constituting no more than 10% of the Capital Stock of an acquired Person that, upon such acquisition, becomes a Restricted Subsidiary, provided that (i) immediately upon such acquisition, such Person shall become a Guarantor pursuant to Section 9.7(a) and such Capital Stock in, and Debt of, such Person shall be pledged pursuant to Section 9.7(b), (ii) the acquisition of any of the remaining ten percent (10%) of such Person's Capital Stock shall be treated as an Acquisition subject to compliance with Section 10.13 (i), (ii) and
(iii) and (3) at such time as Chelsea Market System, LLC is a Restricted Subsidiary, up to 25% of the Capital Stock thereof may be owned by un-Affiliated Person(s).

                  10.11. ERISA. The Borrower shall not and shall not permit any ERISA Affiliate to:

                  (a) do any of the following, which in the aggregate would reasonably be expected to have a Material Adverse Effect:

                           (i) engage in any transaction which it knows or has reason to know could result in a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
                  Section 4975 of the Code;

                           (ii) fail to make any payments when due to any Multiemployer Plan that the Borrower or an ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                           (iii) incur withdrawal liability under ERISA with respect to a Multiemployer Plan;

                           (iv) voluntarily terminate or, in the case of a "substantial employer" as defined in Section 4001(a)(2) of ERISA, withdraw from any Plan if such termination or withdrawal could result in the imposition of a Lien on the Borrower or an ERISA Affiliate under Section 4068 of ERISA;

                           (v) fail to make any required contribution when due to any Plan subject to Section 412(n) of the Code that with the passage of time would likely result in a Lien upon the properties or assets of the Borrower or an ERISA Affiliate;

                           (vi) adopt any amendment to a Plan, the effect of which is to increase the "current liability" under the Plan as defined in Section 302(d)(7) of ERISA;

                           (vii) act or fail to act, if, as a result thereof, an event similar to any of those referred to in clauses (i) to
                  (vi) would likely occur under the applicable laws of a foreign country; or

                  (b) permit any Plan subject to Title IV of ERISA to have an accumulated funding deficiency (as defined in Section 302 of ERISA) as of the end of any Fiscal Year of the Plan; or

                  (c) permit the adoption, implementation or amendment of any unfunded deferred compensation agreement or other arrangement of a similar nature irrespective of whether subject to the funding requirements of ERISA which could reasonably be expected to have a Material Adverse Effect.

                  10.12. DISCOUNT OR SALE OF RECEIVABLES. The Borrower will not discount or sell, nor permit any Restricted Subsidiary to discount or sell, any of its notes receivable, receivables under leases or other accounts receivable, other than in the ordinary course of collections of delinquent notes and receivables, provided that, notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may, in the normal course of its business, acquire such assets and sell such assets at Fair Market Value.

                  10.13. ACQUISITIONS. The Borrower will not, and will not permit any Restricted Subsidiary to, acquire by purchase or merger (in one transaction or a series of transactions) of (a) 90% or more of the Capital Stock or other equity interest of any other Person or (b) the Properties of a Person that constitutes all or substantially all of the assets of such Person or of any division or other business unit of such Person (the events described in clauses
(a) and (b) of this Section 10.13 herein referred to as "Acquisitions"), except that the Borrower or any Restricted Subsidiary may make such Acquisitions if:

                  (i) after giving effect thereto, the aggregate Fair Market Value of all consideration paid for all such Acquisitions within any 12-month period plus, without duplication, any Debt assumed or incurred in connection therewith does not exceed an amount equal to $100,000,000 (provided, however, that not more than $50,000,000 of such aggregate consideration shall be cash and Debt);

                  (ii) such Fair Market Value is determined by (a) a Responsible Officer if the value is less than $10,000,000, as evidenced by an Officer's Certificate delivered to the Agent, or (b) the Board of Directors if the value is $10,000,000 or more, as evidenced by a resolution of such Board of Directors;

                  (iii) prior to and immediately after making such Acquisition, no Default or Event of Default has occurred and is continuing or would exist, and the Borrower shall deliver to the Agent an Officer's Certificate setting forth calculations evidencing pro forma compliance with Section 10.14;

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

                  (iv) in the case of the purchase of the Capital Stock or other equity interest of any such other Person, such Person shall be designated a Restricted Subsidiary;

                  (v) to the extent applicable, the Borrower shall comply with Section 9.7 in relation thereto;

                  (vi) such assets and/or business of such Person so acquired, as the case may be, shall be substantially in or related to the manufacturing, retailing, wholesaling, renting, processing, servicing, maintaining, merchandising, cleaning, or distributing of clothing, apparel and accessories and related goods and services (each, as "Permitted Business"); and

                  (vii) such acquisition shall have been approved by the governing body or equity owners of such Person.

                  10.14.   CERTAIN FINANCIAL TESTS.

                  (a) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth to be less than an amount equal to the sum of (i) $400,000,000 plus (ii) seventy-five percent (75%) of cumulative positive Consolidated Net Income, from the fiscal quarter ended August 3, 2002 through the determination date and without deduction for losses in Consolidated Net Income, plus (iii) fifty percent (50%) of net cash proceeds received by the Borrower in consideration for the issuance of shares of any Capital Stock of the Borrower to any Person (other than any Subsidiary) on or after August 3, 2002 (excluding any proceeds from any issuance resulting from the conversion of Debt to equity), determined as of any date in each case on the last day of the fiscal monthly period immediately preceding such date.

                  (b) Leverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted Debt to (ii) EBITDA plus Base Rent Expense to exceed 4.50 to 1.00, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

                  (c) Fixed Charge Ratio. The Borrower shall not permit (i) the ratio of EBITDA plus Contractual Rent Expense minus Capital Expenditures (excluding Acquisitions) to Fixed Charges to be less than 1.30 to 1.00, and (ii) the ratio of EBIDTA plus Contractual Rent Expense to Fixed Charges to be less than 1.65 to 1.00, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

                  (d) Current Ratio. The Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.50 to 1.00 determined on the last day of each fiscal quarterly period.

                  (e) Consolidated Net Worth Attributable to Foreign Assets. The Borrower will not permit the percentage of Consolidated Net Worth of the Borrower and its Restricted Subsidiaries attributable to operating assets (exclusive of Inventory in process of, or held for, manufacture) located outside the United States, Canada and the United Kingdom at any time to be greater than ten percent (10%).

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

                  10.15. REGULATIONS U AND X. The Borrower will not take or permit, and will not permit any Subsidiary to take or permit, any action which would involve the Agent or the Banks in a violation of Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

                  10.16. STATUS. The Borrower will not, and will not permit any Subsidiary to:

                  (i) be or become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                  (ii) be or become a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  10.17. COMPLIANCE WITH LAWS. The Borrower will not fail to comply, nor permit any Restricted Subsidiary to fail to comply, in all material respect with all Laws.

                  10.18.   UNRESTRICTED SUBSIDIARIES.

                  (a) The Borrower will not, and will not permit any Restricted Subsidiaries to, create or otherwise designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary unless the terms set forth in the definition of Unrestricted Subsidiary or Restricted Subsidiary, as the case may be, are complied with respect to such Subsidiary.

                  (b) The Borrower will not, and will not permit any Restricted Subsidiary to, permit any Unrestricted Subsidiary to fail to comply at any time with the requirements set forth in the definition of "Unrestricted Subsidiary."

                  10.19.   NO COMMINGLING OF ASSETS, ETC.

                  (a) Except (i) as among the Borrower and the Guarantors and (ii) as set forth in Section 10.19(b), the Borrower and each Subsidiary shall not commingle its assets with those of any other Person and its funds and other assets shall be separately identified and segregated from those of any other Person. Except (i) as among the Borrower and the Guarantors and (ii) as set forth in Section 10.19(b), the Borrower and each Subsidiary shall pay from the assets of the Borrower and its Subsidiaries all liabilities, obligations and indebtedness of any kind incurred by such Person and, except as otherwise expressly permitted in this Agreement, shall not pay from its assets any liabilities, obligations or indebtedness of any other Person. Except as among the Borrower and the Guarantors, the Borrower and each Subsidiary shall maintain its corporate, financial and accounting books and records separate from those of any other Person. Except as among the Borrower and the Guarantors, the Borrower and each Subsidiary shall indicate in such statements and records the separateness of such Person's assets and liabilities from those of any other Person. Except (i) as among the Borrower and the Guarantors and (ii) in the case of registered "d.b.a." names, the

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

Borrower and each Subsidiary shall not, at any time, hold itself out to the public (including, without limitation, any creditors of any of its Affiliates) under the name of any other Person.

                  (b) The restrictions set forth in the first two sentences of Section 10.19(a) shall not prohibit the Borrower or any Subsidiary from commingling funds and paying the liabilities of any other Person in connection with the ordinary course of its operations, in an aggregate amount not to exceed $1,000,000.

                  10.20. RESTRICTIVE AGREEMENTS. Anything herein or any other Loan Document to the contrary notwithstanding, the Borrower will not, and will not permit any Subsidiary to, enter into, create or otherwise allow to exist any agreement or restriction (other than a Loan Document) that (i) prohibits or restricts the creation or assumption of any Lien upon any Property of the Borrower or any Restricted Subsidiary in favor of any Person, including without limitation the Banks, (ii) prohibits or restricts the Borrower or any Restricted Subsidiary from complying with Section 9.7 hereof, (iii) requires any obligation of the Borrower or any Subsidiary to be secured by any Property of the Borrower or any Restricted Subsidiary if any obligation of the Borrower or such Subsidiary to the Banks is secured in favor of another Person, including without limitation the Banks, or (iv) prohibits or restricts the ability of (A) any Restricted Subsidiary (1) to pay dividends or make other distributions or contributions or advances to the Borrower or any other Restricted Subsidiary,
(2) to repay loans and other indebtedness owing by it to the Borrower or any other Restricted Subsidiary, (3) to redeem equity interests held by it by Borrower or any other Restricted Subsidiary, or (4) to transfer any of its assets to the Borrower or any other Restricted Subsidiary, or (B) the Borrower or any other Restricted Subsidiary to make any payments required or permitted under the Loan Documents or otherwise prohibit or restrict compliance by the Borrower and the Subsidiaries thereunder.

                  10.21.   PREPAYMENTS, ETC., OF CERTAIN DEBT.

                  (a) Subject to the subordination provisions related thereto, except for interest payments, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay, prepay, redeem, purchase, defease or otherwise satisfy (in whole or in part) prior to the scheduled maturity thereof in any manner (or make any deposit of any payment or property or sinking fund payment in respect of), any Debt of the type permitted by
Section 10.2(g).

                  (b) The Borrower will not, and will not permit any Subsidiary to, violate the subordination provisions governing (i) any Debt permitted by Section 10.2(c) or 10.2(g).

                  (c) The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify the terms of the Debt permitted by Section 10.2(h), or refinance, replace or refund the same, without the prior consent of the Majority Banks, if the effect of such amendment, supplement or other modification or such refinancing, replacement or refunding is to: (i) shorten the scheduled maturity or amortization of any payment of any principal amount of such Debt from the scheduled maturity and amortization thereof as in effect on the date hereof, or (ii) make more restrictive (except to the extent that any such covenants, representations and warranties or defaults becomes more restrictive by its terms) any one or more of the covenants, representations and warranties or defaults thereunder (or related definitions) as in effect on the date hereof or add any new covenants, representations and warranties or defaults unless simultaneously with such amendment, this Agreement shall be deemed to be automatically amended in such a manner as shall make the provisions hereof similarly more restrictive on the Borrower and the Borrower agrees to promptly thereafter execute and deliver an amendment hereto that incorporates each such deemed amendment.

                  (d) The Borrower agrees that no amount will be paid or payable from the Term Borrower to the Borrower as, on account or in respect of, compensation or reimbursement for payment by the Borrower of the Adjustment Amounts pursuant to Section 4.12 of this Agreement.

                  10.22. AMENDMENT OF INTERCOMPANY CREDIT AGREEMENTS. Without the prior written consent of the Majority Banks, such consent not to be unreasonably withheld or delayed, the Borrower will not, and will not permit any Subsidiary to, cancel or terminate any Intercompany Credit Agreement or consent to or accept any cancellation or termination thereof, or amend, modify or change in any manner any term or condition of any Intercompany Credit Agreement (other than amendments, modifications or changes that are made to make terms in the Intercompany Credit Agreement consistent in nature with the provisions of this Agreement and the Canadian Term Loan Facility, including conforming maturities and pricing) or give any consent, waiver or approval thereunder, or waive any default under or any breach of any term or condition of any Intercompany Credit Agreement.

         11. EVENTS OF DEFAULT; REMEDIES. If any of the following events shall occur, then the Agent shall at the request, or may with the consent, of the Majority Banks, (i) by notice to the Borrower, declare the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder and participate in Letters of Credit (and of the Issuing Bank to issue Letters of Credit) to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Loans and all interest accrued and unpaid thereon, the LC Exposure and all other amounts payable under this Agreement, to be forthwith due and payable, whereupon the Loans, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, (iii) terminate any Letter of Credit providing for such termination by sending a notice of termination as provided therein and (iv) direct the Borrower to take any action required by
Section 11.15; provided, however, that with respect to any Event of Default described in Section 11.6 or 11.7 hereof, (A) the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder and participate in Letters of Credit (and of the Issuing Bank to issue Letters of Credit) shall automatically be terminated and (B) the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, the LC Exposure and all such other amounts payable under this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

                  11.1. FAILURE TO PAY PRINCIPAL OR REIMBURSEMENT OBLIGATIONS. The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, in each case, pursuant to the terms of this Agreement; or

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

                  11.2. FAILURE TO PAY OTHER AMOUNTS. The Borrower shall fail to pay interest on any Loan or fees or other amounts due under this Agreement or any other Loan Document, when the same becomes due and payable and such failure shall remain unremedied for one (1) Business Day; or

                  11.3. DEFAULT UNDER OTHER DEBT. The Borrower or any Restricted Subsidiary shall fail to make any payment of principal, interest or premium on any Debt or any lease payment on any Capital Lease or any payment under any Hedge Agreement or any reimbursement payment with respect to any letter of credit or banker's acceptance (regardless of amount) which is outstanding in a principal amount of at least $5,000,000 in the aggregate (or the equivalent thereof, if in a currency other than Dollars) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument if, during the continuance thereof, the effect of such event or condition then results in such Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to then become due, or to then require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (or in the case of any Hedge Agreement, to permit the payments owing under such Hedge Agreement to be liquidated); or

                  11.4. MISREPRESENTATION OR BREACH OF WARRANTY. Any representation or warranty made by the Borrower or any Subsidiary herein or in any other Loan Document or in any certificate, document or instrument otherwise furnished to the Agent or the Banks in connection with this Agreement shall be incorrect, false or misleading in any material respect when made or when deemed made; or

                  11.5.    VIOLATION OF COVENANTS.

                  (a) The Borrower violates any covenant, agreement or condition contained in Section 9.1(e), 9.2, 9.7 or in Article 10; or

                  (b) The Borrower violates any other covenant, agreement or condition contained herein or in any other Loan Document (other than the Pledge Agreement) to which it is a party and such default shall continue unremedied for thirty (30) days after the occurrence of such event; or

                  11.6.    BANKRUPTCY AND OTHER MATTERS.

                  (a) The Borrower or any Restricted Subsidiary shall commence a voluntary case, petition, proposal, notice of intention to file a proposal or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Law now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, receiver and manager, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to (or fail to contest) any such relief or the institution of any such proceeding or petition or the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; or

                  (b) An involuntary case, petition, proposal, notice of intention to file a proposal or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Law or seeking the appointment of a trustee, receiver, interim receiver, receiver and manager, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case, petition, proposal, notice or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief under U.S. Federal Bankruptcy Law, the Bankruptcy and Insolvency Act (Canada) (or a similar order under other Debtor Law) shall be entered against the Borrower or any Restricted Subsidiary; or

                  11.7. DISSOLUTION. Any order is entered in any proceeding against the Borrower or any Restricted Subsidiary decreeing the dissolution, liquidation, winding-up or split-up of the Borrower or any Restricted Subsidiary; or

                  11.8. JUDGMENT. One or more judgments or orders for the payment of money which, individually or in the aggregate, shall be in excess of 5% of Consolidated Net Worth at any time, shall be rendered against the Borrower or any of its Restricted Subsidiaries (or any combination thereof) and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  11.9. NULLITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Affiliate thereof, or the Borrower or any Subsidiary thereof shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party, or any Pledge Agreement shall for any reason not grant the Agent a first priority Lien on the collateral purported to be subject thereto, except for Liens permitted by Section 10.1(i); or

                  11.10.   CHANGE OF CONTROL. A Change of Control shall occur;
or

                  11.11. ERISA. With respect to (a) any Future Plan (as such term is defined in Section 9.1(g) hereof), other than a Multiemployer Plan within the meaning of Section 4001(a)(3) of ERISA, (i) such Future Plan shall fail to satisfy the minimum funding standard or a waiver of such standard or extension of any amortization period is sought under Section 412 of the Code;
(ii) such Future Plan is or is proposed to be terminated and as a result thereof liability in excess of $1,000,000 can be asserted under Title IV of ERISA against the Borrower or ERISA Affiliate; (iii) such Future Plan shall have an unfunded current liability in excess of $1,000,000; or (iv) there has been a withdrawal from any such Future Plan and as a result liability in excess of $1,000,000 can be asserted under Section 4062(e) or 4063 of ERISA against the Borrower or any ERISA Affiliate; or (b) any Future Plan that is a Multiemployer Plan under Section 4001(a)(3) of ERISA, such Future Plan is insolvent or in reorganization or the Borrower or an ERISA Affiliate has withdrawn, or proposes to withdraw, either totally or partially, from such Future Plan and, in any case, the

Borrower or its ERISA Affiliate might reasonably be anticipated to incur a liability which would have a Material Adverse Effect; or (c) any Plan other than a Future Plan, the Borrower or its ERISA Affiliate could reasonably be anticipated to incur a liability which would have a Material Adverse Effect; or

                  11.12. GUARANTORS; PLEDGE AGREEMENT. (i) Any Guarantor violates any covenant, agreement or condition contained in any Guaranty or any default or event of default otherwise occurs thereunder or (ii) any Pledgor violates any covenant, agreement or condition contained in the Pledge Agreement or any default or event of default otherwise occurs thereunder; or

                  11.13. CANADIAN TERM CREDIT FACILITY. Any "Event of Default" occurs and is continuing under the Canadian Term Credit Facility, as such term is defined therein.

                  11.14. OTHER REMEDIES. In addition to and cumulative of any rights or remedies expressly provided for in this Section 11, if any one or more Events of Default shall have occurred, the Agent shall at the request, and may with the consent, of the Majority Banks proceed to protect and enforce the rights of the Banks hereunder by any appropriate proceedings as the Agent may elect. The Agent shall at the request, and may with the consent, of the Majority Banks also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents (other than Specified Hedge Agreements) or by enforcing the payment of the Loan or by enforcing any other legal or equitable right provided under this Agreement or the other Loan Documents (other than Specified Hedge Agreements) or otherwise existing under any Law in favor of the holder of the Loan. The Agent shall not, however, be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all obligations under any Loan Document.

                  11.15. COLLATERAL ACCOUNT. The Borrower hereby agrees that in the event of (i) the payment in full of the Loans and the termination of the Commitments, or (ii) if any Event of Default shall occur and be continuing on the Business Day that the Borrower receives notice from the Agent or the Required Banks (or, if the maturity of the Loans has been accelerated, Banks with LC Exposure representing not less than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 11.6 or 11.7. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 4.2. Each such deposit shall be held by the Agent as collateral for the payment of the obligations of the Borrower under this Agreement. Until the occurrence of a Return Event, the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for the purposes expressly provided in this Section 11.15, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the selection of the Borrower and at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC

Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing not less than 51% of the total LC Exposure), be applied to satisfy the payment of other matured obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived free of any Lien or other interest in favor of the Agent or any Bank or Issuing Bank (such return, a "Cure Return"). If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 4.2, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 4.2 and no Default shall have occurred and be continuing, free and clear of any Lien or other interest in favor of the Agent or any Bank or Issuing Bank, (a "4.2 Return", and together with a Cure Return, collectively, "Return Events" or individually, a "Return Event", as the context may require).

                  11.16. REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Banks is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at Law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

         12.      THE AGENT.

                  Each of the Banks and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

                  The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Majority Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 13.18) and
(c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 13.18) or in the absence of its own gross

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

negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Bank, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 8 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

                  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Banks, the Issuing Bank and the Borrower. Upon any such resignation, the Majority Banks shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and
Section 13.12 shall continue in effect for the benefit such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate,

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

made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  The Sole Bookrunner, Co-Lead Arrangers and Co-Syndication Agents, in such capacities, shall have no duties or responsibilities, and shall incur no obligations or liabilities, under this Agreement. Each Bank acknowledges that it has not relied, and will not rely, on the Sole Bookrunner, any Co-Lead Arranger or Co-Syndication Agent in deciding to enter into this Agreement.

         13.      MISCELLANEOUS.

                  13.1.    [OMITTED].

                  13.2. WAIVERS, ETC. No failure or delay on the part of any Bank or the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and any Bank or the Agent shall operate as a waiver of any right of any Bank or the Agent. No modification or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  13.3. NOTICES. All notices and other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, couriered, telecopied, telexed, cabled or delivered addressed as follows:

                           If to the Borrower, to it at:

                           5803 Glenmont
                           Houston, Texas 77081
                           Attn: Ms. Claudia A. Pruitt

                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, St., Suite 5100
                           Houston, Texas 77010
                           Attn: Mr. Michael W. Conlon

and if to any Bank or the Agent, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto, or as to the Borrower, or the Agent, to such other address as shall be designated by such party in a written notice to the other party and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, delivered by courier, telecopied, telexed, transmitted, or cabled, become effective when three (3) Business Days have elapsed after being deposited in the mail (with first class postage prepaid and addressed as aforesaid), or when confirmed by telex answerback, transmitted to the correct telecopier, or delivered to the courier or the cable company, except that notices and communications from the Borrower to the Agent shall not be effective until actually received by the Agent.

                  13.4. GOVERNING LAW. EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

                  13.5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants contained herein or made in writing by the Borrower and its Restricted Subsidiaries in connection herewith shall survive the execution and delivery of this Agreement and will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not, provided that the undertaking of the Banks to make Loans and issue Letters of Credit to the Borrower shall not inure to the benefit of any successor or assign of the Borrower. No investigation at any time made by or on behalf of the Banks shall diminish the Banks' right to rely thereon.

                  13.6. COUNTERPARTS. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                  13.7. SEPARABILITY. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein. Each covenant contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

                  13.8. DESCRIPTIVE HEADINGS. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

                  13.9.    RIGHT OF SET-OFF, ADJUSTMENTS.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of the Borrower or any Restricted Subsidiary against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 13.9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

                  (b) If any Bank shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Bank receiving payment of a greater proportion of the aggregate amount if its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Bank, then the Bank receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Banks to the extent necessary so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.

                  13.10.   ASSIGNMENTS AND PARTICIPATIONS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing

Bank and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)      (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Bank, an Affiliate of a Bank or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Agent, provided that no consent of the Agent shall be required for an assignment of any Commitment to an assignee that is a Bank with a Commitment immediately prior to giving effect to such assignment, or an Affiliate of a Bank.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Bank assigned pursuant to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, and the amount of the Commitment or Loans of the assigning Bank after giving effect to such assignment shall not be less than $10,000,000, unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Bank's rights and obligations in respect of one Class of Loans or the Commitments related thereto;

                           (C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                           (D) the assignee, if it shall not be a Bank, shall deliver to the Agent an Questionnaire; and

                           (E) without the prior written consent of the Agent and the Borrower, any such assigning Bank shall simultaneously assign to such assignee a pro rata portion of its rights and obligations under the Canadian Term Loan Facility.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2, 3.4, 4.7 and 13.12). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 13.10 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Bank and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Bank may, without the consent of the Borrower, the Agent, the Issuing Bank or the Swingline Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Bank's obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.18 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.2, 3.4 and 4.7 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.9 as though it were a Bank, provided such Participant agrees to be subject to Section 13.9(b) as though it were a Bank. Each Bank which sells any participation to any Participant shall give prompt notice thereof to the Agent and the Borrower; provided, however, that no liability shall arise if any such Bank fails to give such notice to the Borrower.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 3.2, 3.4 or 4.7 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 4.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.7(d) as though it were a Bank.

                  (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and the preceding subsections of this Section shall not apply to any such pledge or assignment of a security interest; provided that (i) no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto, (ii) all related costs, fees and expenses in connection with any such pledge or assignment shall be for the sole account of such Bank and (iii) the reassignment back to it, free of any interests of such assignee, shall be for the sole account of such Bank.

                  13.11. INTEREST. All agreements between the Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on any Loan or otherwise, shall the amount contracted for, charged, reserved or received by the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount of interest permitted to be contracted for, charged or received under applicable law from time to time in effect or the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment by the Borrower or any Restricted Subsidiary of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent or Bank having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by such Agent or Bank, then, ipso facto, the obligation to be fulfilled by the Borrower shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the maximum amount of interest permitted to be contracted for, charged or received under applicable law from time to time in effect or the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Borrower, or, to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of the Loans and the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document, applied to the reduction of the principal amount owing on account of the Loans or the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document and not to the payment of interest. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance, or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section 13.11 shall control and supersede every other provision hereof and of all other agreements between the Borrower and the Banks.

                  13.12.   EXPENSES; INDEMNIFICATION.

                  (a) The Borrower agrees to pay within 15 days after demand (i) all reasonable costs and expenses of the Agent and its Affiliates in connection with the initial syndication, preparation, execution, delivery, modification, amendment and administration of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents and
(ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent, the Issuing Bank or any Bank, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement or protection of its rights (whether through negotiations, legal proceedings, or otherwise) in connection with the Loan Documents and the other documents to be delivered hereunder, including all such expenses incurred during a workout, restructuring or negotiation with respect of Loans or Letters of Credit.

                  (b) THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT, THE ISSUING BANK AND EACH BANK AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") IN AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR REPARATION OF DEFENSE IN CONNECTION THEREWITH):

                  (i)      THE LOAN DOCUMENTS, OR THE TRANSACTIONS;

                  (ii) THE EXECUTION AND DELIVERY OF THE DOCUMENTS RELATED TO ANY ACQUISITION, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR IN CONNECTION WITH THE

         PURCHASE OR ATTEMPTED PURCHASE PURSUANT TO THE TERMS OF SUCH DOCUMENTS, INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL SECURITIES LAW OR ANY OTHER LAW OF ANY JURISDICTION OR AT COMMON LAW WHICH IS ALLEGED TO ARISE OUT OF OR IS BASED UPON:

                           (A) THE CLAIMS OF ANY PERSON THAT, IN CONNECTION WITH ANY ACQUISITION, ANY OF THE INDEMNIFIED PARTIES HAS VIOLATED ANY FIDUCIARY OR CONFIDENTIALITY RESPONSIBILITIES, OR ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, MADE OR ALLEGED TO HAVE BEEN MADE BY ANY OF THE INDEMNIFIED PARTIES, TO OR IN FAVOR OF SUCH PERSON;

                           (B) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT BY THE BORROWER OR ANY AFFILIATE IN ANY DOCUMENT OR SCHEDULE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY;

                           (C) ANY OMISSION OR ALLEGED OMISSION TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED IN ANY DOCUMENT OR SCHEDULE OR NECESSARY TO MAKE THE STATEMENTS MADE THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH MADE;

                           (D) ANY ACTS OR OMISSIONS, OR ALLEGED ACTS OR OMISSIONS OF THE BORROWER, ANY AFFILIATE OR THEIR AGENTS RELATED TO ANY ACQUISITION, PURCHASE OR SALE OF STOCK OR ASSETS, OR THE FINANCING THEREOF, WHICH ARE ALLEGED TO VIOLATE ANY FEDERAL SECURITIES LAW OR ANY OTHER LAW OF ANY JURISDICTION APPLICABLE TO SUCH ACQUISITION, THE PURCHASE OR SALE OF STOCK OR ASSETS, OR THE FINANCING THEREOF;

                           (E) ANY WITHDRAWALS, TERMINATION OR CANCELLATION OF ANY ACQUISITION; OR

                           (F) ANY OTHER CLAIMS OF ANY NATURE WHATSOEVER ARISING FROM OR RELATED TO ANY ACQUISITIONS;

EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT PROVIDED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FOR SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING FROM ITS OWN NEGLIGENCE. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS
SECTION 13.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR TO THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING

OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS OR THE LETTERS OF CREDIT.

                  (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 13.12 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

                  13.13. PAYMENTS SET ASIDE. To the extent any payments on the Obligations or proceeds of any collateral or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Law or equitable cause, then, to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect, and the Agent's and the Banks' rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect, as if such payment had not been made or such enforcement or setoff had not occurred. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Banks to effect such reinstatement.

                  13.14. LOAN AGREEMENT CONTROLS. If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall prevail and control.

                  13.15. OBLIGATIONS SEVERAL. The obligations of each Bank under each Loan Document to which it is a party are several, and no Bank shall be responsible for any obligation or Commitment of any other Bank under any Loan Document to which it is a party. Nothing contained in any Loan Document to which it is a party, and no action taken by any Bank pursuant thereto, shall be deemed to constitute the Banks to be a partnership, an association, a joint venture, or any other kind of entity.

                  13.16. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMITS, FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF TEXAS AND NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF;

                  (b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT

OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 13.3 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 13.3; AND

                  (d) NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL IN ANY WAY AFFECT THE RIGHT OF THE AGENT OR ANY BANK OR THE BORROWER TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THE LOANS OR THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COMPETENT COURT ELSEWHERE HAVING JURISDICTION OVER THE BORROWER, THE AGENT OR ANY BANK, AS THE CASE MAY BE, OR ITS PROPERTY.

                  13.17. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HERETO (A) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY;
(B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVERS.

                  13.18. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower or such Subsidiary, as the case may be, as to amendments, and by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by 100% of the Banks, do any of the following: (a) change the definition of "Majority Banks", "Commitment", or "Pro Rata Percentage", (b) forgive or reduce or increase the amount of the Commitment of any Bank or subject any Bank to any additional obligations, (c) forgive or reduce the principal of, or rate or amount of interest applicable to, any Loan or LC Disbursement, other than as provided in this Agreement or forgive or reduce the amount of the commitment fee or any Letter of Credit Fee, (d) postpone any

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date fixed for any payment or prepayment of principal of, or interest on, any
Loan or LC Disbursement, (e) change Section 4.9, 4.10, and 13.15 or this Section 13.18, (f) change the aggregate unpaid principal amount of the Loans or LC Disbursements, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (g) waive any of the conditions specified in Section 8.1 or Section 8.2, (h) except as otherwise provided herein, release all or substantially all of any collateral or release any Guarantor, or (i) postpone the scheduled date of expiration of any Commitment, except as provided by Section 4.10; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent, the Issuing Bank or the Swingline Bank in addition to the Banks required above to take such action, affect the rights or duties of the Agent, the Issuing Bank or the Swingline Bank, as the case may be, under this Agreement, or any other Loan Document.

                  13.19. RELATIONSHIP OF THE PARTIES. This Agreement provides for the making of loans by the Banks, in their capacity as Banks, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to the Banks. The relationship between the Banks and the Borrower is limited to that of creditors/secured parties, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial, environmental, and other covenants, delivery of financial, environmental and other reports, and financial, environmental and other inspections, investigations, audits, examinations or tests are intended solely for the benefit of the Banks to protect their interests as Banks in assuming payments of interest and repayment of principal and nothing contained in this Agreement shall be construed as permitting or obligating the Banks to act as financial or business advisors or consultants to the Borrower, as permitting or obligating the Banks to control the Borrower or to conduct or operate the Borrower's operations, as creating any fiduciary obligation on the part of the Banks to the Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in Section 13.17 for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Banks for the financial accommodations provided hereby and to execute and deliver this Agreement.

                  13.20. CONFIDENTIALITY. Each of the Agent, the Issuing Bank and each Bank (on behalf of itself and each of its Affiliates) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in or any

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

prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from, or furnished at the direction of, the Borrower or any of its Affiliates relating to the Borrower or any of its Affiliates or their business, other than any such information that is available to the Agent, the Issuing Bank or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  13.21. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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

                  IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement effective as of January 29, 2003.

                                              THE MEN'S WEARHOUSE, INC.

                                              By: /s/ERIC J. LANE
                                                  ------------------------------
                                              Name: Eric J. Lane
                                              Title: President

                                              JPMORGAN CHASE BANK, individually
                                              and as agent

                                              By: /s/ ROBERT L. MENDOZA
                                                  ------------------------------
                                              Name: Robert L. Mendoza
                                              Title: Vice President

                                              FLEET NATIONAL BANK

                                              By: /s/JUDITH C.E. KELLY
                                                  ------------------------------
                                              Name: Judith C.E. Kelly
                                              Title: Managing Director

                                              WACHOVIA BANK, NATIONAL
                                              ASSOCIATION

                                              By: /s/ WILLIAM FOX
                                                  ------------------------------
                                              Name: William F. Fox
                                              Title: Vice President

                                              UNION BANK OF CALIFORNIA, N.A.

                                              By: /s/ HENRY G. MONTGOMERY
                                                  ------------------------------
                                              Name: Henry G. Montgomery
                                              Title: Vice President

                                              U.S. BANK NATIONAL ASSOCIATION

                                              By: /s/ AMANDA SMITH
                                                  ------------------------------
                                              Name: Amanda Smith
                                              Title: Assistant Vice President

                                              COMMERCEBANK, N.A.

                                              By: /s/ EDWARD P. TIETJEN
                                                  ------------------------------
                                              Name: Edward P. Tietjen
                                              Title: Senior Vice President

                                              By: /s/ WAYNE MILLER
                                                  ------------------------------
                                              Name: Wayne Miller
                                              Title: Vice President

                                              NATIONAL CITY BANK

                                              By: /s/ THOMAS E. REDMOND
                                                  ------------------------------
                                              Name: Thomas E. Redmond
                                              Title: Vice President

                                              SOUTHWEST BANK OF TEXAS N.A.

                                              By: /s/ VALERIE B. GIBBS
                                                  ------------------------------
                                              Name: Valerie B. Gibbs
                                              Title: Sr. Vice President